UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Wyndham Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2022 ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

Wyndham Hotels & Resorts, Inc.
22 Sylvan Way
Parsippany, New Jersey 07054
March 30, 2022
Dear Fellow Stockholder:
On behalf of the entire Board, we are pleased to invite you to attend the 2022 annual meeting of stockholders to be held on Wednesday, May 11, 2022 at 11:30 a.m. Eastern Time.  The meeting will be held in person at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
We intend to hold our annual meeting in person. However, in light of the continuing coronavirus (COVID-19) situation and to assist in protecting the health and well-being of our stockholders and team members, we may decide to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting) or in a different location. We plan to announce any such updates in additional proxy materials filed with the SEC and on our investor website, www.investor.wyndhamhotels.com under Investor Resources/Shareholder Services (or beginning sometime in the second quarter, under Company Info/Shareholder Services). We encourage you to check this website prior to the meeting if you plan to attend. Consistent with our current policy for team members and visitors to our offices, you will be required to provide proof that you are vaccinated (such as a vaccination card or digital or photo copy) or obtained a negative COVID test result (with the testing date no more than three days prior to the meeting date) to gain admission to the meeting. In addition, you will be required to complete a written daily health assessment (the results of which will be reviewed and will determine whether you may be permitted to enter the building) prior to entering the building and any other applicable safety protocols in place. Please see “How do I attend the annual meeting?” below for more detail on our required safety protocols.
The investments we made in our mobile app and our new customer database platform as well as the new pricing tools we introduced this year helped to demonstrate the strength of our brands, the resiliency of the leisure and everyday business traveler and the benefits of the select-service economy and midscale segments. Excluding currency effects, global RevPAR increased 46% year-over-year, or 88% of 2019 levels, and domestic RevPAR increased by 50% year-over-year or 97% of 2019 levels. Our brands led the travel sector recovery outperforming their competitive set by 350 basis points versus 2019 and outpacing overall industry RevPAR growth by 1,400 basis points compared to pre-pandemic levels. System-wide rooms increased 1.8% year-over-year, including 70 basis points of growth in the U.S. and 350 basis points of growth internationally, and we grew our global development pipeline by 5% year-over-year to a record level of 194,000 rooms. We were also thrilled to launch two new brands during 2021 — our first brand in the Luxury space, Registry Collection Hotels, and our first dedicated all-inclusive midscale brand, Wyndham Alltra, and to announce that in the spring of 2022, we will be launching our first extended stay brand for the economy segment.
Our management team, led by our executive officers, produced diluted earnings per share of  $2.60 and adjusted diluted earnings per share of  $3.16. Net income was $244 million for 2021, adjusted net income was $297 million, and adjusted EBITDA was $590 million. Our team also generated $426 million of net cash provided by operating activities and free cash flow for 2021 was $389 million, reflecting strong collections and strong working capital management. These strong financial results helped to drive our 2021 stock price appreciation of 51%. Our Board demonstrated its continued confidence in our business and our strategy through its decision to continue paying quarterly dividends throughout 2021, with three increases throughout the year and ending the year with a fourth quarter dividend of  $0.32 per share, in line with the pre-pandemic payout level.

In total, we paid common stock dividends of  $82 million in 2021. In addition, our team re-commenced our share repurchase program during the third quarter of 2021, repurchased a total of $110 million of our common stock during the year and our Board recently increased the Company’s share repurchase authorization by $400 million.
In October 2021, we were incredibly proud to be ranked number four out of 100 among Newsweek Magazine’s Most Loved Workplaces in America, followed by recognition as one of Newsweek Magazine’s Most Responsible Companies in America, which honors those with superior environmental and social responsibility practices and, in February 2022, Forbes Magazine recognized us on its 2022 List of America’s Best Large Employers. For the fourth consecutive year, we received a perfect score on the Human Rights Campaign’s 2022 Corporate Equality Index measuring LGBTQ workplace equality. In addition, as we continue to further our commitment to diversity and advancing women entrepreneurs and hotel ownership, we were very excited to welcome the first franchise member of our Women Own the Room initiative in January 2022, who will be breaking ground on two dual-branded La Quinta Hawthorn Suites prototypes.
We could not be prouder of our team members who were critical to our accomplishments in yet another unprecedented year.
As described in the accompanying proxy statement, our Compensation Committee works to ensure that executive pay and performance are appropriately aligned to incentivize management to increase stockholder value.
We encourage you to read the proxy statement carefully for more information. Your vote is very important. Whether or not you plan to attend the 2022 annual meeting, please cast your vote as soon as possible. We look forward to continuing our dialogue in the future and we, along with our outstanding executive team and team members worldwide, remain committed to creating even greater value for you.
Very truly yours,

Stephen P. Holmes	Geoffrey A. Ballotti
Chairman of the Board	President and Chief Executive Officer

WYNDHAM HOTELS & RESORTS, INC.
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
March 30, 2022
Date:
Wednesday, May 11, 2022

Time:
11:30 a.m. Eastern Time

Place:
Wyndham Hotels & Resorts, Inc.
22 Sylvan Way
Parsippany, New Jersey 07054

Purposes of the meeting:
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to elect eight Directors for a term expiring at the 2023 annual meeting, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification or removal;

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to vote on an advisory resolution to approve our executive compensation program;

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to vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022; and

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to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

The matters specified for voting above are more fully described in the attached proxy statement. Only our stockholders of record at the close of business on March 18, 2022 will be entitled to notice of and to vote at the meeting and any adjournments or postponements for which no new record date is set.
Who may attend the meeting:
Only stockholders, persons holding proxies from stockholders, invited representatives of the media and financial community and other guests of Wyndham Hotels & Resorts, Inc. may attend the meeting.
How to attend the meeting:
All persons attending the meeting must bring photo identification such as a valid driver’s license or passport for purposes of personal identification. If you are a stockholder of record, you will also need to bring your Notice, proxy card or proof of your stock ownership as of the record date.
If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.
We intend to hold our annual meeting in person. However, in light of the continuing coronavirus (COVID-19) situation and to assist in protecting the health and well-being of our stockholders and team members, we may decide to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting) or in a different location. We plan to announce any such updates in additional proxy materials filed with the SEC and on our investor website, www.investor.wyndhamhotels.com under Investor Resources/Shareholder Services (or beginning sometime in the second quarter, under Company Info/Shareholder Services). We encourage you to check this website prior to the meeting if you plan to attend.
Consistent with our current policy for team members and visitors to our offices, you will be required to provide proof that you are vaccinated (such as a vaccination card or digital or photo copy) or obtained a negative COVID test result (with the testing date no more than three days prior to the meeting date) to gain admission to the meeting. In addition, you will be required to complete a written daily health assessment (the results of which will be reviewed and will determine whether you may be permitted to enter the building) prior to entering the building and any other applicable safety protocols in place. Please see “How do I attend the annual meeting?” below for more detail on our required safety protocols.

Record Date:
March 18, 2022 is the record date for the meeting. This means that owners of Wyndham Hotels & Resorts, Inc. common stock at the close of business on that date are entitled to:
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receive notice of the meeting; and

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vote at the meeting and any adjournments or postponements of the meeting for which no new record date is set.

Information About the Notice of Internet Availability of Proxy Materials:
Instead of mailing a printed copy of our proxy materials, including our Annual Report, to all of our stockholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about March 30, 2022, we will begin mailing a Notice to all stockholders as of March 18, 2022, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Householding Information:
We have adopted a procedure approved by the Securities and Exchange Commission called householding. Under this procedure, stockholders of record who have the same address and last name and have not previously requested electronic delivery of proxy materials will receive a single envelope containing the Notices for all stockholders having that address. The Notice for each stockholder will include that stockholder’s unique control number needed to vote his or her shares. This procedure will reduce our printing costs and postage fees.
If you do not wish to participate in householding and prefer to receive your Notice in a separate envelope, please contact Broadridge Financial Solutions by calling their toll-free number at (866) 540-7095 or through Broadridge Financial Solutions, Attn.: Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
For those stockholders who have the same address and last name and who request to receive a printed copy of the proxy materials by mail, we will send only one copy of such materials to each address unless one or more of those stockholders notifies us, in the same manner described above, that they wish to receive a printed copy for each stockholder at that address.
Beneficial stockholders may request information about householding from their banks, brokers or other holders of record.
Proxy Voting:
Your vote is important. Please vote your proxy promptly so your shares are represented, even if you plan to attend the annual meeting. You may vote by Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. You may also vote at the annual meeting.
Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be voted at the annual meeting by 11:59 p.m. Eastern Time on Tuesday, May 10, 2022. If you have shares of common stock credited to your account under the Wyndham Hotel Group Employee Savings Plan, the trustee must receive your voting instructions by 11:59 p.m. Eastern Time on Friday, May 6, 2022.
By order of the Board of Directors,
Paul F. Cash
General Counsel, Chief Compliance
Officer and Corporate Secretary

i

ii

WYNDHAM HOTELS & RESORTS, INC.
PROXY STATEMENT
The enclosed proxy materials are provided to you at the request of the Board of Directors of Wyndham Hotels & Resorts, Inc. (the “Board”) to encourage you to vote your shares at our 2022 annual meeting of stockholders. This proxy statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares. References in this proxy statement to “we,” “us,” “our,” “Wyndham Hotels” and the “Company” refer to Wyndham Hotels & Resorts, Inc. and our consolidated subsidiaries.
References in this proxy statement to “Wyndham Worldwide” refer to Wyndham Worldwide Corporation and its consolidated subsidiaries prior to the consummation of the spin-off. References to “Travel + Leisure” refer to Travel + Leisure Co. (previously known as Wyndham Destinations, Inc.) and its consolidated subsidiaries. References to the “spin-off” refer to the spin-off completed by Wyndham Worldwide effective June 1, 2018 resulting in its principal businesses becoming two separate, publicly traded companies, Wyndham Hotels and Travel + Leisure.
Our Board made these materials available to you over the Internet or, upon your request, mailed you printed versions of these materials in connection with our 2022 annual meeting. We will mail a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders beginning on or about March 30, 2022 and will post our proxy materials on our website referenced in the Notice on that same date. We are, on behalf of our Board, soliciting your proxy to vote your shares at our 2022 annual meeting. We solicit proxies to give all stockholders of record an opportunity to vote on matters that will be presented at the annual meeting.
FREQUENTLY ASKED QUESTIONS
When and where will the annual meeting be held?
The annual meeting will be held on Wednesday, May 11, 2022 at 11:30 a.m. Eastern Time at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
We intend to hold our annual meeting in person. However, in light of the continuing coronavirus (COVID-19) situation and to assist in protecting the health and well-being of our stockholders and team members, we may decide to hold the meeting solely by means of remote communication (i.e., a virtual-only meeting) or in a different location or may impose additional procedures or limitations on meeting attendees. We plan to announce any such updates in additional proxy materials filed with the SEC and on our investor website, www.investor.wyndhamhotels.com under Investor Resources/Shareholder Services (or beginning sometime in the second quarter, under Company Info/Shareholder Services). We encourage you to check this website prior to the meeting if you plan to attend.
What am I being asked to vote on at the meeting?
You are being asked to vote on the following:
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the election of eight Directors for a term expiring at the 2023 annual meeting of stockholders, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification or removal;

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the advisory approval of our executive compensation program;

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the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022; and

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to transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.

We are not aware of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matters are properly presented for a vote, the individuals named as proxies will have discretionary authority to the extent permitted by law to vote on such matters according to their best judgment.
Who may vote and how many votes does a stockholder have?
All holders of record of our common stock as of the close of business on March 18, 2022 (the “record date”) are entitled to vote at the meeting. Each stockholder will have one vote for each share of our common stock held as of the close of business on the record date. As of the record date, 92,243,005 shares of our common stock were outstanding. There is no cumulative voting and the holders of our common stock vote together as a single class.
How many votes must be present to hold the meeting?
The holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting, or 46,121,503 shares, also known as a quorum, must be present in-person or by proxy at the meeting in order to constitute a quorum necessary to conduct the meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.
We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.
What is a broker non-vote?
A broker non-vote occurs when a broker or other nominee submits a proxy that states that the broker does not vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.
How do I vote?
Even if you plan to attend the meeting you are encouraged to vote by proxy.
If you are a stockholder of record, also known as a registered stockholder, you may vote in one of the following ways:
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by telephone by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);

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by Internet at http://www.proxyvote.com (have your Notice or proxy card in hand when you access the website);

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if you received (or requested and received) a printed copy of the annual meeting materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or

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at the annual meeting (please see below under “How do I attend the meeting?”).

If your shares are registered in the name of a bank, broker or other nominee, follow the proxy instructions on the voting instruction form you receive from the bank, broker or other nominee. You may also vote at the annual meeting — please see below under “How do I attend the meeting?”
When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card or vote by Internet or by telephone but do not specify how you want your shares to be voted, they will be voted as the Board recommends.

What if I am a participant in the Wyndham Hotel Group Employee Savings Plan?
For participants in the Wyndham Hotel Group Employee Savings Plan with shares of our common stock credited to their accounts, voting instructions for the trustees of the plan are also being solicited through this proxy statement. In accordance with the provisions of the plan, the trustee will vote shares of our common stock in accordance with instructions received from the participants to whose accounts the shares are credited. If you do not instruct the plan trustee on how to vote the shares of our common stock credited to your account, the trustee will vote those shares in proportion to the shares for which instructions are received.
How does the Board recommend that I vote?
The Board recommends the following votes:
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FOR the election of each of the Director nominees,

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FOR the advisory approval of our executive compensation program, and

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FOR the ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2022.

How many votes are required to approve each proposal?
In the election of Directors, Directors are elected by a majority of the votes cast at the annual meeting, meaning that the number of shares voted “for” a Director must exceed the number of shares withheld from such Director’s election. Abstentions and broker non-votes will have no effect on the outcome of the vote.
For each of the other proposals, the affirmative vote of the holders of a majority of the shares represented at the meeting virtually or by proxy and entitled to vote on the proposal will be required for approval. Abstentions will have the effect of a vote against any of these proposals. Broker non-votes will have no effect on the outcome of these proposals.
If your shares are registered in the name of a bank, broker or other financial institution and you do not give your broker or other nominee specific voting instructions for your shares, under the rules of the New York Stock Exchange (“NYSE”), your record holder has discretion to vote your shares on the ratification of auditor proposal but does not have discretion to vote your shares on any of the other proposals. Your broker, bank or other financial institution will not be permitted to vote on your behalf on the election of Director nominees or the advisory vote on executive compensation unless you provide specific instructions before the date of the annual meeting by completing and returning the voting instruction or proxy card or following the instructions provided to you to vote your shares by telephone or the Internet.
How do I attend the meeting?
The meeting will begin promptly at 11:30 a.m. Eastern Time on Wednesday, May 11, 2022 at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
To help protect the health and safety of everyone involved, if you wish to attend our Annual Meeting you must comply with the following safety protocols. When arriving at 22 Sylvan Way, guests should proceed to the front desk. Consistent with our current policy for team members and visitors to our offices, you will be required to provide proof that you are vaccinated (such as a vaccination card or digital or photo copy) or obtained a negative COVID test result (with the testing date no more than three days prior to the meeting date) to gain admission to the meeting. In addition, you will be required to complete a written daily health assessment (the results of which will be reviewed and will determine whether you may be permitted to enter the building) prior to entering the building and any other applicable safety protocols in place. Masks are currently optional. Please note, these protocols may be updated in advance of our Annual Meeting based on updated information and any changes to federal, state or local guidance. Please refer to our investor website www.investor.wyndhamhotels.com under Investor Resources/Shareholder Services (or beginning sometime in the second quarter, under Company Info/Shareholder Services) for the most up to date information regarding our COVID-19 safety protocols.
In addition, to attend the meeting you must bring with you a photo identification such as a valid driver’s license or passport for personal identification. If you are a shareholder of record, you will need to bring your Notice, proxy card or proof of your stock ownership as of the record date.
If your shares are held in the name of a broker, trust, bank or other nominee, you will also need to bring a proxy, letter or recent account statement from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.
Can I change or revoke my vote?
You may change or revoke your proxy at any time prior to voting at the meeting by submitting a later dated proxy or by entering new instructions by Internet or telephone prior to 11:59 p.m. Eastern Time on Tuesday, May 10, 2022, or by giving timely written notice of such change or revocation to the Corporate Secretary or by attending the meeting and voting.
How are proxies solicited?
We retained Innisfree M&A Incorporated to advise and assist us in soliciting proxies at a cost of $20,000 plus reasonable expenses. Proxies may also be solicited by our Directors, officers and employees personally, by mail, telephone or electronic means. We will pay all costs relating to the solicitation of proxies. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.
How do I make a stockholder proposal for the 2023 meeting?
Stockholders interested in presenting a proposal for inclusion in our proxy statement and proxy relating to our 2023 annual meeting may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in next year’s proxy statement, stockholder proposals must be received by the Corporate Secretary at our principal executive offices no later than the close of business on November 30, 2022.
In general, any stockholder proposal to be considered at next year’s annual meeting but not included in the proxy statement must be submitted in accordance with the procedures set forth in our Second Amended and Restated By-Laws (“By-Laws”). Notice of any such proposal must be submitted in writing to and received by the Corporate Secretary at our principal executive offices not earlier than Wednesday, January 11, 2023 and not later than Friday, February 10, 2023. However, if the date of the 2023 annual meeting is not within 30 days before or after May 11, 2023, then a stockholder will be able to submit a proposal for consideration at the annual meeting not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or such notice of the date of such annual meeting was mailed whichever occurs first. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. Any notification to bring any proposal before an annual meeting must comply with the requirements of our By-Laws as to proper form. A stockholder may obtain a copy of our By-Laws on our investor website, www.investor.wyndhamhotels.com under the Corporate Governance/Governance Documents page, or by writing to our Corporate Secretary.
Stockholders may also nominate Directors for election at an annual meeting. To nominate a Director stockholders must comply with provisions of applicable law and our By-Laws. The Corporate Governance Committee will also consider stockholder recommendations for candidates to the Board sent to the Committee c/o the Corporate Secretary. See below under “Director Nomination Process” for information regarding nomination or recommendation of a Director.

GOVERNANCE OF THE COMPANY
Strong corporate governance is an integral part of our core values. Our Board is committed to having sound corporate governance principles and practices. Please visit our investor website at www.investor.wyndhamhotels.com under the Corporate Governance/Governance Documents page, which can be reached by clicking on the Corporate Governance link, followed by the Governance Documents link, for the Board’s Corporate Governance Guidelines and Director Independence Criteria, the Board-approved charters for the Audit, Compensation and Corporate Governance Committees and related information. These guidelines and charters may also be obtained by writing to our Corporate Secretary at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054.
Corporate Governance Guidelines
Our Board adopted Corporate Governance Guidelines that, along with the charters of the Board Committees, Director Independence Criteria and Code of Business Conduct and Ethics for Directors, provide the framework for our governance. The governance rules for companies listed on the NYSE and those contained in the Securities and Exchange Commission (the “SEC”) rules and regulations are reflected in the guidelines. The Board reviews these principles and other aspects of governance periodically. The Corporate Governance Guidelines are available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com.
Director Independence Criteria
The Board adopted the Director Independence Criteria set out below for its evaluation of the materiality of Director relationships with us. The Director Independence Criteria contain independence standards that exceed the independence standards specified in the listing standards of the NYSE. The Director Independence Criteria are available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com.
A Director who satisfies all of the following criteria shall be presumed to be independent under our Director Independence Criteria:
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Wyndham Hotels does not currently employ and has not within the last three years employed the Director or any of his or her immediate family members (except in the case of immediate family members, in a non-executive officer capacity).

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The Director is not currently and has not within the last three years been employed by Wyndham Hotels’ present auditors nor has any of his or her immediate family members been so employed (except in a non-professional capacity not involving Wyndham Hotels’ business).

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Neither the Director nor any of his or her immediate family members is or has been within the last three years part of an interlocking directorate in which an executive officer of Wyndham Hotels serves on the compensation or equivalent committee of another company that employs the Director or his or her immediate family member as an executive officer.

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The Director is not a current employee nor is an immediate family member a current executive officer of a company that has made payments to or received payments from Wyndham Hotels for property or services in an amount in any of the last three fiscal years exceeding the greater of  $750,000 or 1% of such other company’s consolidated gross revenues.

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The Director currently does not have and has not had within the past three years a personal services contract with Wyndham Hotels or its executive officers.

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The Director has not received and the Director’s immediate family member has not received during any twelve-month period within the last three years more than $100,000 in direct compensation from Wyndham Hotels other than Board fees.

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The Director is not currently an officer or director of a foundation or other non-profit organization to which Wyndham Hotels within the last three years gave directly or indirectly through the provision of services more than the greater of 2% of the consolidated gross revenues of such organization during any single fiscal year or $1,000,000.

Guidelines for Determining Director Independence
Our Corporate Governance Guidelines and Director Independence Criteria provide for director independence standards that meet or exceed those of the NYSE. Our Board is required under NYSE rules to affirmatively determine that each independent Director has no material relationship with Wyndham Hotels other than as a Director.
In accordance with these standards and criteria, the Board undertook its annual review of the independence of its Directors. During this review, the Board considered whether there are any relationships or related party transactions between each Director, any member of his or her immediate family or other affiliated entities and us and our subsidiaries. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.
The Board follows a number of procedures to review related party transactions. We maintain a written policy governing related party transactions that requires Audit Committee preapproval of related party transactions exceeding $120,000. Each Board member answers a questionnaire designed to disclose conflicts and related party transactions. We also review our internal records for related party transactions. Based on a review of these standards and materials, none of our independent Directors had or has any relationship with us other than as a Director.
As a result of its review, the Board affirmatively determined that the following Directors are independent of us and our management as required by the NYSE listing standards and the Director Independence Criteria: Myra J. Biblowit, James E. Buckman, Bruce B. Churchill, Mukul V. Deoras, Ronald L. Nelson and Pauline D.E. Richards.
Committees of the Board
The following describes our Board committees and related matters. The composition of the committees is provided immediately after.
Audit Committee
Responsibilities include:
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appoints our independent registered public accounting firm to perform an integrated audit of our consolidated financial statements and internal control over financial reporting;

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pre-approves all services performed by our independent registered public accounting firm;

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provides oversight on the external reporting process and the adequacy of our internal controls;

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reviews the scope, planning, staffing and budgets of the audit activities of the independent registered public accounting firm and our internal auditors;

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reviews services provided by our independent registered public accounting firm and other disclosed relationships as they bear on the independence of our independent registered public accounting firm and provides oversight on hiring policies with respect to employees or former employees of the independent auditor;

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maintains procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls and auditing matters; and

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reviews and provides oversight with respect to the Company’s related person transaction policy and reviews and preapproves related person transactions under such policy.

All members of the Audit Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards. The Board in its business judgment determined that each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements in accordance with applicable listing standards. The Board also determined that Bruce B. Churchill, Ronald L. Nelson and Pauline D.E. Richards are audit committee financial experts within the meaning of applicable SEC rules.
The Audit Committee Charter is available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com.
Audit Committee Report
The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities for the external financial reporting process and the adequacy of Wyndham Hotels’ internal control over financial reporting. Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The Charter is available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com.
The Audit Committee is comprised of five Directors, all of whom meet the standards of independence adopted by the NYSE and the SEC. The Audit Committee appoints, compensates and oversees the services performed by Wyndham Hotels’ independent registered public accounting firm. The Audit Committee approves in advance all services to be performed by Wyndham Hotels’ independent registered public accounting firm in accordance with SEC rules and the Audit Committee’s established policy for pre-approval of all audit services and permissible non-audit services, subject to the de minimis exceptions for non-audit services.
Management is responsible for Wyndham Hotels’ financial reporting process including our system of internal controls and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles, applicable laws and regulations. In addition, management is responsible for establishing, maintaining and assessing the effectiveness of Wyndham Hotels’ internal control over financial reporting. Deloitte & Touche LLP (“Deloitte”), Wyndham Hotels’ independent registered public accounting firm, is responsible for expressing an opinion on Wyndham Hotels’ consolidated financial statements and the effectiveness of Wyndham Hotels’ internal control over financial reporting. The Audit Committee reviewed and discussed Wyndham Hotels’ 2021 Annual Report on Form 10-K, including the audited consolidated financial statements of Wyndham Hotels for the year ended December 31, 2021, with management and Deloitte. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.
The Audit Committee also discussed with Deloitte matters required to be discussed by applicable standards and rules of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable standards and rules of the PCAOB, including those required by Auditing Standard No. 1301, Communications with Audit Committees, and the SEC regarding Deloitte’s communications with the Audit Committee concerning independence, and discussed with Deloitte its independence.
The Audit Committee also considered whether the permissible non-audit services provided by Deloitte to Wyndham Hotels are compatible with Deloitte maintaining its independence. The Audit Committee satisfied itself as to the independence of Deloitte.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Wyndham Hotels’ Annual Report on Form 10-K for the year ended December 31, 2021.
AUDIT COMMITTEE
Pauline D.E. Richards (Chair)
James E. Buckman
Bruce B. Churchill
Mukul V. Deoras
Ronald L. Nelson
Compensation Committee
Responsibilities include:
•
provides oversight on our executive compensation program consistent with corporate objectives and stockholder interests;

•
reviews and approves Chief Executive Officer (“CEO”) and other senior management compensation;

•
approves grants of long-term incentive awards and our senior executives’ annual incentive compensation under our compensation plans; and

•
reviews and considers the independence of advisers to the Committee.

For additional information regarding the Compensation Committee’s processes and procedures see below under “Executive Compensation — Compensation Discussion and Analysis — Compensation Committee Matters.”
All members of the Compensation Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards.
The Compensation Committee Report is provided below under Executive Compensation. The Compensation Committee Charter is available on the Corporate Governance/Governance Documents page on our investor website at www.investor.wyndhamhotels.com.
Compensation Committee Interlocks and Insider Participation
During 2021, Ms. Biblowit, Mr. Buckman and Mr. Churchill served on our Compensation Committee. There are no compensation committee interlocks between Wyndham Hotels and other entities involving our executive officers and Directors.
Corporate Governance Committee
Responsibilities include:
•
recommends to the Board nominees for election to the Board;

•
reviews principles, policies and procedures affecting Directors and the Board’s operation and effectiveness;

•
provides oversight on the evaluation of the Board and its effectiveness

•
provides oversight with respect to our social responsibility program, including environmental, social and governance matters; and

•
reviews and makes recommendations to the Board on Director compensation.

All members of the Corporate Governance Committee are independent Directors under the Board’s Director Independence Criteria and applicable regulatory and listing standards.
The Corporate Governance Committee Charter is available on the Corporate Governance/Governance Documents page on our investor website at www.investor.wyndhamhotels.com.
Executive Committee
The Executive Committee may exercise all of the authority of the Board when the Board is not in session, except that the Executive Committee does not have the authority to take any action which legally or under our internal governance policies may be taken only by the full Board.
Committee Membership
The following chart provides the current committee membership and the number of meetings that each committee held during 2021.
Director	Audit Committee	Compensation Committee	Governance Committee	Executive Committee
Geoffrey A. Ballotti				M
Myra J. Biblowit		M	C
James E. Buckman	M	M		M
Bruce B. Churchill	M	C
Mukul V. Deoras	M		M
Stephen P. Holmes				C
Ronald L. Nelson	M		M
Pauline D.E. Richards	C		M
Number of Meetings in 2021	8	7	4	6
C = Chair
M = Member
The Board held four meetings during 2021. Each Director attended at least 75% of the meetings of the Board and the committees of the Board on which the Director served while in office.
Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Non-Executive Chairman, Lead Director, CEO and other members of management relative to matters of interest and concern to Wyndham Hotels.
Board Leadership Structure
Under our current Board leadership structure, the roles of Chairman and CEO are held by two different individuals. Mr. Holmes, the former Chairman and CEO of Wyndham Worldwide, serves as our Non-Executive Chairman, while Mr. Ballotti serves as our President and CEO. The Board believes that Mr. Holmes is able to serve as a highly effective Non-Executive Chairman due to his strong leadership skills and his extensive knowledge of our operations and the markets in which we compete. We also appointed an independent Lead Director so that Wyndham Hotels benefits from further effective oversight as described below under Lead Director.
One of the key responsibilities of the Board is to review our strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes that the separation of the roles of the Chairman and the CEO is in the best interests of stockholders at this time because it allows our CEO to focus on the execution of our business strategy, growth and development, while our Non-Executive Chairman oversees our Board. In addition, our independent Lead Director provides us with further oversight as further described below.
Lead Director
Mr. Buckman, an independent Director, has served as the Board’s Lead Director since August 2019. The Lead Director acts as a liaison with the Non-Executive Chairman in consultation with the other Directors; chairs executive sessions of the non-executive Directors and independent Directors and provides feedback to the Non-Executive Chairman; chairs meetings of the Board in the absence of the Non-Executive Chairman; and reviews in advance and consults with the Non-Executive Chairman regarding the schedule and agenda for all Board meetings as well as the materials distributed to Directors in connection with such meetings. With his deep knowledge of our business and industry, our Board believes Mr. Buckman as Lead Director adds significant value to our Board in assisting in the leadership of our Board in its oversight, strategy and execution.
Oversight of Risk Management
The Board has an active role, as a whole and at the committee level, in providing oversight with respect to management of our risks. The Board focuses on the most significant risks facing us and our general risk management strategy and seeks to ensure that risks undertaken by us are consistent with a level of risk that is appropriate for our Company and aligned with the achievement of our business objectives and strategies.
The Board regularly reviews information regarding risks associated with our finances, credit and liquidity; our business, operations and strategy; legal, regulatory and compliance matters; and reputational exposure. The Audit Committee provides oversight on our programs for risk assessment and risk management, including with respect to financial accounting and reporting, internal audit services, information technology, cybersecurity and compliance. The Compensation Committee provides oversight on our assessment and management of risks relating to our executive compensation. The Corporate Governance Committee provides oversight on our management of risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for providing oversight with respect to the management of risks, the entire Board is regularly informed about our risks through committee reports and management presentations.
While the Board and the committees provide oversight with respect to our risk management, our CEO and other senior management are primarily responsible for day-to-day risk management analysis and mitigation and report to the full Board or the relevant committee regarding risk management. Our leadership structure, with Mr. Holmes serving as our Non-Executive Chairman and with Mr. Ballotti serving as a Director, enhances the Board’s effectiveness in risk oversight due to their extensive knowledge of our industry, business and operations and facilitates the Board’s oversight of key risks. We believe this division of responsibility and leadership structure is the most effective approach for addressing our risk management.
Succession Planning
The Board believes in providing strong and effective continuity in leadership of our Company. A principal responsibility and strategic priority of our Board is the selection, retention and succession planning for our CEO and other senior leaders. The Board works with the CEO and with our Chief Human Resources Officer to plan for succession, and the non-management members of the Board discuss CEO and other senior leader succession planning at executive sessions. The Board also discusses with our CEO the appropriate continuing development of our senior leaders, as well as criteria the Board considers important as part of succession planning. The Board also actively interacts with and evaluates and discusses potential internal candidates as part of its succession planning.
Executive Sessions of Non-Management and Independent Directors
The Board meets regularly without any members of management present. Our Lead Director presides at these sessions. Our independent Directors also meet in executive session at least twice per year. The Lead Director chairs these sessions of independent directors.
Communications with the Board and Directors
Stockholders and other parties interested in communicating directly with the Board, our non-management Directors as a group, our independent Directors as a group or any individual Director may do so by writing our Corporate Secretary at Wyndham Hotels & Resorts, Inc., 22 Sylvan Way, Parsippany, New Jersey 07054. Prior to forwarding any correspondence, the Corporate Secretary will review it and in his discretion will not forward correspondence deemed to be of a commercial nature or otherwise not appropriate for review by the Directors.
Director Attendance at Annual Meeting of Stockholders
As provided in the Board’s Corporate Governance Guidelines, Directors are expected to attend our annual meeting absent exceptional cause. All of our current Directors attended our 2021 annual meeting of stockholders and are expected to attend our 2022 annual meeting.
Code of Business Conduct and Ethics
The Board maintains a Code of Business Conduct and Ethics for Directors with ethics guidelines specifically applicable to Directors. In addition, we maintain Business Principles applicable to all our associates, including our CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer.
We will disclose on our website any amendment to or waiver from a provision of our Business Principles or Code of Business Conduct and Ethics for Directors as may be required and within the time period specified under applicable SEC and NYSE rules. The Code of Business Conduct and Ethics for Directors and our Business Principles are available on the Corporate Governance/Governance Documents page of our investor website at www.investor.wyndhamhotels.com. Copies of these documents may also be obtained free of charge by writing to our Corporate Secretary.
Director Nomination Process
Role of Corporate Governance Committee.   The Corporate Governance Committee is responsible for recommending the Director nominees for election to the Board. The Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board when considering potential candidates to serve on the Board. Nominees for Director are selected on the basis of their depth and breadth of experience, skills, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.
The Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. The Board values diversity of all types, and the

Corporate Governance Committee will seek to include diverse candidates in any pool of potential directors from which new Director candidates are selected.
In considering candidates for the Board, the Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. For the nomination of continuing Directors for re-election, the Corporate Governance Committee also considers the individual’s contributions to the Board.
All of our Directors bring to our Board a wealth of executive leadership experience derived from their service as senior executives of large organizations as well as extensive board experience. Certain individual qualifications, experience and skills of our Directors that led the Board to conclude that each nominee for Director should serve as our Director are described below under “Proposal No. 1: Election of Directors.”
Identification and Evaluation Process.   The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Corporate Governance Committee deems appropriate, a third-party search firm. These candidates will be evaluated by the Corporate Governance Committee by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. Qualified nominees will be interviewed by at least one member of the Corporate Governance Committee. Using the input from the interview and other information it obtains, the Corporate Governance Committee evaluates whether the prospective candidate is qualified to serve as a Director and whether the Corporate Governance Committee should recommend to the Board that the Board nominate the prospective candidate for election by the stockholders or to fill a vacancy on the Board.
Stockholder Recommendations of Nominees.   The Corporate Governance Committee will consider written recommendations from stockholders for nominees for Director. Recommendations should be submitted to the Corporate Governance Committee, c/o the Corporate Secretary, and include at least the following: name of the stockholder and evidence of the person’s ownership of our common stock, number of shares owned and the length of time of ownership, name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a Director and the person’s consent to be named as a Director if selected by the Corporate Governance Committee and nominated by the Board. To evaluate nominees for Directors recommended by stockholders, the Corporate Governance Committee intends to use a substantially similar evaluation process as described above.
Stockholder Nominations and By-Law Procedures.   Our By-Laws establish procedures pursuant to which a stockholder may nominate a person for election to the Board. Our By-Laws are posted on our investor website under Corporate Governance/Governance Documents at www.investor.wyndhamhotels.com. To nominate a person for election to the Board, a stockholder must submit a notice containing all information required by our By-Laws regarding the Director nominee and the stockholder and any associated persons making the nomination, including name and address, number of shares owned, a description of any additional interests of such nominee or stockholder and certain representations regarding such nomination. Our By-Laws require that such notice be updated as necessary as of specified dates prior to the annual meeting. We may require any proposed nominee to furnish such other information as we may require to determine his or her eligibility to serve as a Director. Such notice must be accompanied by the proposed nominee’s consent to being named as a nominee and to serve as a Director if elected.
To nominate a person for election to the Board at our annual meeting, written notice of a stockholder nomination must be delivered to our Corporate Secretary not less than 90 days (February 10, 2023) nor more than 120 days (January 11, 2023) prior to the anniversary date of the prior year’s annual meeting. However, if our annual meeting is advanced or delayed by more than 30 days from the anniversary date of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting is made or the notice of the date of the annual meeting was mailed, whichever occurs first. Our By-Laws require that any such notice be updated as necessary as of specified dates prior to the annual meeting. A stockholder may make nominations of persons for election to the Board at a special meeting if the stockholder delivers written notice to our Corporate Secretary not later than the close of business on the 10th day following the day on which public disclosure of the date such special meeting was made or notice of such special meeting was mailed, whichever occurs first; provided that, at a special meeting of stockholders, only such business may be conducted as shall have been brought before the meeting (including election of directors) under our notice of meeting. In addition, to comply with the new universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than March 10, 2023.
Compensation of Directors
Non-management Directors receive compensation for Board service designed to compensate them for their Board responsibilities and align their interests with the interests of stockholders. A management Director receives no additional compensation for Board service. The following are certain highlights of our Director compensation program:
•
Heavy weighting on equity pay to align Director compensation with our stockholders’ long-term interests

•
Annual time-based restricted stock unit (“RSU”) grants subject to 4-year vesting

•
Opportunity to defer all cash and equity compensation in the form of deferred stock units (“DSUs”) under our deferred compensation plan which are not paid out until the Director’s retirement or other cessation of service from the Board

•
For 2021, 100% of our non-management Directors elected to receive a portion of their total compensation in DSUs to further align their interests with our stockholders for the long term.

•
Limit on annual equity grants under our stockholder-approved equity incentive plan

•
No fees paid per meeting

•
No retirement benefits

•
Robust stock ownership guidelines

Overview.   Our Directors play a critical and active role in overseeing the management of our Company and guiding our strategic direction. Ongoing developments in corporate governance, executive compensation and financial reporting have resulted in increased demand for highly qualified and productive public company directors. The time commitment and the many responsibilities and risks of being a director of a public company of our size and profile require that we provide reasonable compensation that is competitive among our peers and commensurate with our Directors’ qualifications, responsibilities and workload. Our non-management directors are compensated based on their specific Board responsibilities, including service as Board Chairman, Lead Director, or Chair or member of key Board committees. Our Board is made up of 8 members total, with 6 independent Directors. All of our independent Directors serve on more than one committee. Our director compensation program is designed to reasonably compensate our non-employee directors for their significant responsibilities, expected time commitment and qualifications.
Peer Review.   In October 2020, the Rewards Solutions practice at Aon plc (“Aon”) was engaged to conduct an independent review of our non-management Director compensation program. For this review, Aon used the peer group described below in the Compensation Discussion and Analysis under “Compensation Review and Benchmarking — Peer Review.” The following elements were examined as part of this review: annual board retainers in the form of cash and equity, retainers for chairman and committee service, and prevalence of program features such as non-executive chairman and lead director pay (but did not include supplemental pay for these features), other compensation in the form of perquisites and benefits, and governance policies such as stock ownership guidelines and stock hedging/pledging. The Committee reviewed the peer group data prepared by our compensation consultant that presented annual retainer fees, average committee pay, and annual equity award value at the 25th, 50th and 75th percentiles and determined that the average total direct compensation of our Directors was aligned with the philosophy of targeting the top quartile of the peer group. Based on peer group data regarding our overall Director compensation program, it was also determined that the value provided from the Company’s current Director compensation program is aligned competitively with our peer group and that our program features are consistent with the structure of programs offered by our peers. Upon the recommendation of Aon, the Committee determined not to make any changes to our non-management Director compensation program for 2021.
Annual Retainer Fees.   The table below describes 2021 annual retainer and committee chair and membership fees for non-management Directors. Our Directors do not receive additional fees for attending Board or committee meetings.
	Cash-Based	Stock-Based	Total
Non-Executive Chairman	$160,000	$160,000	$320,000
Lead Director	$132,500	$132,500	$265,000
Director	$105,000	$105,000	$210,000
Audit Committee chair	$22,500	$22,500	$45,000
Audit Committee member	$12,500	$12,500	$25,000
Compensation Committee chair	$17,500	$17,500	$35,000
Compensation Committee member	$10,000	$10,000	$20,000
Corporate Governance Committee chair	$15,000	$15,000	$30,000
Corporate Governance Committee member	$8,750	$8,750	$17,500
Executive Committee member	$10,000	$10,000	$20,000
The annual Director retainer and committee chair and membership fees are paid on a quarterly basis, 50% in cash and 50% in Wyndham Hotels stock. The requirement for Directors to receive at least 50% of their fees in our equity further aligns their interests with those of our stockholders. The number of shares of stock issued is based on our stock price on the quarterly determination date. Directors may elect to receive the stock-based portion of their fees in the form of common stock or DSUs.
A DSU entitles the Director to receive one share of common stock following the Director’s retirement or termination of service from the Board for any reason and is credited with dividend equivalents during the deferral period in the form of additional DSUs. The Director may not sell or receive value from any DSU prior to termination of service. Directors may also elect to defer any cash-based compensation or vested RSUs in the form of DSUs under our Non-Employee Director Deferred Compensation Plan.
Annual Equity Grant.   In February 2021, each non-management Director of Wyndham Hotels was awarded a grant of time-vesting RSUs with a grant date fair value of  $100,000 which vests in equal annual increments over a four-year period. RSUs are credited with dividend equivalents subject to the same vesting restrictions as the underlying units.
Benefits and Other Compensation.   Consistent with the Company’s commitment to philanthropic giving, we provide up to a three-for-one Company match of a non-management Director’s qualifying charitable contributions. We match each Director’s personal contribution on a three-for-one basis up to a Company contribution of  $75,000 per year, with such contributions paid by Wyndham Hotels directly to the charitable organization. This match program supports our core value of caring for our communities.
We maintain a policy to provide our non-management Directors annually with 500,000 Wyndham Rewards Points. These Wyndham Rewards Points have an approximate value of  $3,279 and may be redeemed for numerous rewards options including stays at Wyndham properties. This benefit provides our Directors with ongoing, first-hand exposure to our properties and operations, furthering their understanding and evaluation of our business. Directors are permitted to hold up to a maximum of 1,000,000 Wyndham Rewards Points under this policy and for this reason may be granted fewer than 500,000 points in a given year. Directors also receive an additional 30,000 points annually through their membership in the Wyndham Rewards program valued at $197.
Letter Agreement with Mr. Holmes.   In connection with his appointment as Non-Executive Chairman of the Board in June 2018, we entered into a letter agreement with Mr. Holmes, which provides him with an annual retainer of  $320,000 payable 50% in cash and 50% in our equity as described above, $18,750 per year for his costs incurred in connection with retaining an administrative assistant, $12,500 per year for the cost of his office space, 50% of the cost of the lease associated with his vehicle through the earlier of the conclusion of the lease term and the conclusion of his service on the Board, and reimbursement for 50% of the cost of his annual health and wellness physical.
2021 Director Compensation Table
The following table describes compensation we paid our non-management Directors for 2021.
Name	Fees Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)(a)	Total ($)(a)
Myra J. Biblowit	130,000(b)	230,000(c)	41,725(d)	401,725
James E. Buckman	165,000(b)	265,000(c)	197(d)	430,197
Bruce B. Churchill	135,000(b)	235,000(c)	77,288(d)	447,288
Mukul V. Deoras	126,250(b)	226,250(c)	1,069(d)	353,569
Stephen P. Holmes	170,000(b)	270,000(c)	49,903(d)	489,903
Ronald L. Nelson	126,250(b)	226,250(c)	75,197(d)	427,697
Pauline D.E. Richards	136,250(b)	236,250(c)	43,825(d)	416,325

(a)
SEC rules require the reporting of charitable matching contributions as compensation to Directors. The below supplemental table is provided to show “All Other Compensation” and “Total” Director compensation excluding charitable matching contributions and donations, which are paid directly to the charitable organization as part of our non-employee Director charitable match program.

2021 Director Compensation Excluding Charitable Contributions:
Name	Fees Paid in Cash ($)	Stock Awards ($)	All Other Compensation, Excluding Charitable Donations(i) ($)	Total, Excluding Charitable Donations(i) ($)
Ms. Biblowit	130,000	230,000	3,475	363,475
Mr. Buckman	165,000	265,000	197	430,197
Mr. Churchill	135,000	235,000	2,288	372,288
Mr. Deoras	126,250	226,250	1,069	353,569
Mr. Holmes	170,000	270,000	49,903	489,903
Mr. Nelson	126,250	226,250	197	352,697
Ms. Richards	136,250	236,250	4,825	377,325

(i)
Excludes charitable matching donations which are paid by the Company directly to the selected 501(c)(3) organization under our three-for-one Company match program for our non-employee Directors.

(b)
Reflects the cash-based fees paid in 2021.

(c)
Represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Each non-management Director was granted a time-vesting RSU award with a grant date fair value of  $100,000 on February 23, 2021 which vests ratably over four years. The remaining amount in each row represents the aggregate grant date fair value of retainer fees paid on a quarterly basis in the form of common stock and/or DSUs.

Total shares of our common stock issuable for unvested Wyndham Hotels RSUs at December 31, 2021 were as follows: Ms. Biblowit, 4,501; Mr. Buckman, 4,501; Mr. Churchill, 4,501; Mr. Deoras, 4,501; Mr. Holmes, 4,501; Mr. Nelson, 2,937; and Ms. Richards, 4,501. Total shares of our common stock issuable for Wyndham Hotels DSUs at December 31, 2021 were as follows: Ms. Biblowit, 77,829; Mr. Buckman, 70,325; Mr. Churchill, 12,118; Mr. Deoras, 8,403; Mr. Holmes, 6,579; Mr. Nelson, 5,008; and Ms. Richards, 50,674.
(d)
The amounts reported in the All Other Compensation column of the 2021 Director Compensation table include the following: The value of Wyndham Rewards Points granted to each Director was as follows: Ms. Biblowit, $3,475; Mr. Buckman, $197; Mr. Churchill, $2,288; Mr. Deoras, $1,069; Mr. Holmes, $3,475; Mr. Nelson, $197; and Ms. Richards, $197. The value of charitable matching contributions made by Wyndham Hotels were as follows: Ms. Biblowit, $38,250; Mr. Churchill, $75,000; Mr. Nelson, $75,000; and Ms. Richards, $39,000. For Ms. Richards, this amount also includes $4,628 in life insurance premiums paid by us under a legacy Wyndham Worldwide program.

For Mr. Holmes, the amount reported in the All Other Compensation column of the 2021 Director Compensation table also includes $31,250 reflecting reimbursement for his office space and administrative support, $9,678 for his vehicle lease and $5,500 for an annual physical exam under the terms of his letter agreement.
In addition, on limited occasions, Directors’ spouses may accompany Directors on the Company-chartered aircraft when traveling for business purposes, for which there is generally no incremental cost to the Company.
In accordance with SEC rules, the value of dividends paid to our Directors on vesting of RSUs and DSUs credited as dividend equivalents with respect to outstanding DSUs is not reported above because dividends were factored into the grant date fair value of these awards.
Non-Management Director Stock Ownership Guidelines
The Corporate Governance Guidelines require each non-management Director to comply with Wyndham Hotels’ Non-Management Director Stock Ownership Guidelines. These guidelines require each non-management Director to beneficially own an amount of our stock equal to the greater of a multiple of at least five times the cash portion of the annual retainer or two and one-half times the total retainer value without regard to Board committee fees. Directors have a period of five years after joining the Board to achieve compliance with this ownership requirement. DSUs and RSUs credited to a Director count towards satisfaction of the guidelines. As of December 31, 2021, all of our non-management Directors were in compliance with the stock ownership guidelines.

Ownership of Company Stock
The following table describes the beneficial ownership of our common stock for the following persons as of December 31, 2021: each executive officer named in the Summary Compensation Table below, each Director, each person who to our knowledge beneficially owns in excess of 5% of our common stock and all of our Directors and executive officers as a group. The percentage values for each Director and executive officer are based on 92,352,724 shares of our common stock outstanding as of December 31, 2021. The principal address for each Director and executive officer of Wyndham Hotels is 22 Sylvan Way, Parsippany, New Jersey 07054.
Name	Number of Shares	% of Class
The Vanguard Group	8,542,529(a)	9.17%
BlackRock, Inc.	7,832,589(b)	8.4%
Capital Research Global Investors	6,837,833(c)	7.3%
Michele Allen	37,454(d)(e)	*
Geoffrey A. Ballotti	759,571(d)(e)	*
Myra J. Biblowit	87,080(d)(f)	*
James E. Buckman	80,959(d)(f)	*
Paul F. Cash	83,775(d)(e)	*
Lisa Checchio	52,512(d)(e)	*
Bruce B. Churchill	13,445(d)(f)	*
Mukul V. Deoras	12,910(d)(f)	*
Mary R. Falvey	58,377(d)	*
Stephen P. Holmes	452,713(d)(f)	*
Scott LePage	23,096(d)(e)	*
Ronald L. Nelson	36,799(d)(f)	*
Pauline D.E. Richards	62,564(d)(f)	*
All Directors and executive officers as a group (15 persons)	1,787,727(g)	1.91%

*
Amount represents less than 1% of outstanding common stock.

(a)
We have been informed by a Schedule 13G/A filed with the SEC dated February 9, 2022 by The Vanguard Group that The Vanguard Group beneficially owns, as of December 31, 2021, 8,542,529 shares of our common stock with sole voting power over no shares, shared voting power over 51,143 shares, sole dispositive power over 8,415,997 shares and shared dispositive power over 126,532 shares. The principal business address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(b)
We have been informed by a Schedule 13G/A filed with the SEC dated February 3, 2022 by BlackRock, Inc. and affiliates named in such report that BlackRock, Inc. beneficially owns, as of December 31, 2021, 7,832,589 shares of our common stock with sole voting power over 7,461,495 shares, shared voting power over no shares, sole dispositive power over 7,832,589 shares and shared dispositive power over no shares. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(c)
We have been informed by a Schedule 13G/A filed with the SEC dated February 14, 2022 by Capital Research Global Investors that Capital Research Global Investors beneficially owns, as of December 31, 2021, 6,837,833 shares of our common stock with sole voting power over 6,837,833 shares, shared voting power over no shares, sole dispositive power over 6,837,833 shares and shared dispositive power over no shares. The principal business address for Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(d)
Includes shares of our common stock issuable upon vesting of time-vesting RSUs within 60 days of December 31, 2021 as follows: Ms. Allen, 15,146; Mr. Ballotti, 38,470; Ms. Biblowit, 1,327; Mr. Buckman, 1,327; Mr. Cash, 14,353; Ms. Checchio, 10,888; Mr. Churchill, 1,327; Mr. Deoras, 1,327; Mr. Holmes, 1,327; Mr. LePage, 6,884; Mr. Nelson, 851; and Ms. Richards, 1,327. Includes performance-vesting restricted stock units (PVRSUs) granted in 2019 which vest, if at all, within 60 days of December 31, 2021 as follows: Ms. Allen, 2,502; Mr. Ballotti, 38,138; Mr. Cash, 4,767; Ms. Checchio, 3,575; Ms. Falvey, 7,151; and Mr. LePage, 1,430.

Excludes shares of our common stock issuable upon vesting of time-vesting RSUs after 60 days from December 31, 2021 as follows: Ms. Allen, 37,947; Mr. Ballotti, 172,662; Ms. Biblowit, 3,174; Mr. Buckman, 3,174; Mr. Cash, 34,577; Ms. Checchio, 25,015; Mr. Churchill, 3,174; Mr. Deoras, 3,174; Mr. Holmes, 3,174; Mr. LePage, 27,421; Mr. Nelson, 2,086; and Ms. Richards, 3,174. Excludes PVRSUs granted in 2020 and 2021 which vest, if at all, after 60 days from December 31, 2021 as follows: Ms. Allen, 15,024; Mr. Ballotti, 91,206; Mr. Cash, 12,241; Ms. Checchio, 9,377; Ms. Falvey, 4,681; and Mr. LePage, 6,280.

(e)
Includes shares of our common stock underlying stock options which are currently exercisable or will become exercisable within 60 days of December 31, 2021 as follows: Ms. Allen, 14,051; Mr. Ballotti, 454,780; Mr. Cash, 52,112; Ms. Checchio, 27,994; and Mr. LePage, 11,197.

Excludes shares of our common stock underlying stock options which are not currently exercisable and will not become exercisable within 60 days of December 31, 2021 as follows: Ms. Allen, 27,632; Mr. Ballotti, 293,382; Mr. Cash, 29,498; Ms. Checchio, 19,034; and Mr. LePage, 7,614.
(f)
Includes shares of our common stock issuable for DSUs: Ms. Biblowit, 77,829; Mr. Buckman, 70,325; Mr. Churchill, 12,118; Mr. Deoras, 8,403; Mr. Holmes, 6,579; Mr. Nelson, 5,008; and Ms. Richards, 50,674.

(g)
Includes or excludes, as the case may be, shares of common stock as indicated in the preceding footnotes. In addition, with respect to our other executive officers who are not named executive officers, this amount includes 10,297 shares of our common stock and 22,502 shares and 5,004 shares of our common stock issuable with respect to unvested RSUs and PVRSUs, respectively, scheduled to vest within 60 days of December 31, 2021 and 47,046 stock options that are currently exercisable or will become exercisable within 60 days of December 31, 2021. This amount excludes 55,346 shares, 20,382 shares and 40,711 shares of our common stock issuable with respect to unvested RSUs, PVRSUs and unvested stock options, respectively, after 60 days from December 31, 2021.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during 2021, we believe that all applicable Section 16(a) filing requirements were met on a timely basis.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
At the date of this proxy statement, the Board consists of eight members, six of whom are independent Directors under applicable listing standards and our corporate governance documents.
At this year’s meeting, all eight of our Directors are to be elected for terms expiring at the 2023 annual meeting, with each Director to serve until such Director’s successor is elected and qualified or until such Director’s earlier resignation, retirement, disqualification death or removal.
On the recommendation of the Corporate Governance Committee, the Board has nominated Stephen P. Holmes, Geoffrey A. Ballotti, Myra J. Biblowit, James E. Buckman, Bruce B. Churchill, Mukul V. Deoras, Ronald L. Nelson and Pauline D.E. Richards for election, each of whom is presently a Director, to serve until the 2023 annual meeting. The eight nominees are listed below with brief biographies.
We do not know of any reason why any nominee would be unable to serve as a Director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.
Majority Voting Standard in Uncontested Director Elections
Under our By-Laws, Directors are elected by a majority of the votes cast at the annual meeting, meaning that, for a Director to be elected, the number of shares voted “for” the Director must exceed the number of shares withheld from such Director’s election. In the event that the number of candidates nominated for election as Directors exceeds the number of directors to be elected, a plurality of the votes cast will instead be the vote standard for that election.
If a Director is not elected under this majority vote standard, he or she is required to promptly offer to resign from the Board. The Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the withheld votes. In making this recommendation, the Corporate Governance Committee will consider all factors deemed relevant by its members.
The Board will act on the Corporate Governance Committee’s recommendation no later than 120 days following the certification of the stockholder vote. In considering the Corporate Governance Committee’s recommendation, the Board will review the factors considered by the Corporate Governance Committee and such additional information and factors the Board believes to be relevant. The Board will promptly publicly disclose its decision in a periodic or current report filed with the SEC. Any Director who offers his or her resignation under this process will not participate in the Corporate Governance Committee recommendation or Board decision regarding whether or not to accept the resignation. However, such Director shall remain active and engaged in all other Board and committee activities, deliberations and decisions during this Corporate Governance Committee and Board process.
Board Diversity
Assuming the election of our Director nominees at this Annual Meeting, Directors who self-identify as female represent 25% of our Board, and Directors who self-identify as Black and Asian represent 25% of our Board.

Nominees for Election to the Board
Stephen P. Holmes, 65, has served as Non-Executive Chairman of our Board since June 2018. From August 2006 to May 2018, Mr. Holmes served as Wyndham Worldwide’s Chairman of the Board and Chief Executive Officer. From December 1997 to July 2006, Mr. Holmes served as Vice Chairman and director of Cendant Corporation and Chairman and Chief Executive Officer of Cendant’s Travel Content Division. Mr. Holmes served as Vice Chairman of HFS Incorporated from September 1996 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, Treasurer and Chief Financial Officer of HFS from July 1990 to September 1996. Since May 2018, Mr. Holmes has served as Non-Executive Chairman of the Board of Travel + Leisure (previously known as Wyndham Destinations, Inc. and, prior thereto, Wyndham Worldwide).
Mr. Holmes was selected to serve on our Board because of his extensive public company experience, his exceptional leadership skills and his knowledge of our business and industry.
Geoffrey A. Ballotti, 60, has served as a Director and as our President and Chief Executive Officer since May 2018. From March 2014 to May 2018, Mr. Ballotti served as President and Chief Executive Officer of Wyndham Hotel Group. From March 2008 to March 2014, Mr. Ballotti served as Chief Executive Officer of Wyndham Destination Network. From October 2003 to March 2008, Mr. Ballotti was President of the North America Division of Starwood Hotels and Resorts Worldwide. From 1989 to 2003, Mr. Ballotti held leadership positions of increasing responsibility at Starwood Hotels and Resorts Worldwide including President of Starwood North America, Executive Vice President, Operations, Senior Vice President, Southern Europe and Managing Director, Ciga Spa, Italy. Prior to joining Starwood Hotels and Resorts Worldwide, Mr. Ballotti was a Banking Officer in the Commercial Real Estate Group at the Bank of New England.
Mr. Ballotti was selected to serve on our Board because of his exceptional and visionary leadership abilities and extensive knowledge of the hotel industry and our business.

Myra J. Biblowit, 73, has served as a Director since June 2018. Since April 2001, Ms. Biblowit has served as President of The Breast Cancer Research Foundation. From July 1997 to March 2001, she served as Vice Dean for External Affairs for the New York University School of Medicine and Senior Vice President of the Mount Sinai-NYU Health System. From June 1991 to June 1997, Ms. Biblowit was Senior Vice President and Executive Director of the Capital Campaign for the American Museum of Natural History. Ms. Biblowit served as a director of Cendant Corporation from April 2000 to August 2006 and Wyndham Worldwide from August 2006 to May 2018.
Ms. Biblowit’s exceptional leadership experience with iconic research, educational and cultural institutions provides a unique perspective to the Board. As President of The Breast Cancer Research Foundation, a leading funder of research around the world, Ms. Biblowit brings to the Board a global perspective, marketing skills and a commitment to supporting our communities that add significant value to the Board’s contribution to our success. Ms. Biblowit was selected to serve on our Board because of her specific experience, qualifications, attributes and skills described above.
James E. Buckman, 77, has served as a Director since May 2018 and our Lead Director since August 2019. Mr. Buckman has also served as a director of Travel + Leisure (previously known as Wyndham Destinations, Inc. and, prior thereto, Wyndham Worldwide) since July 2006 and its lead director since March 2010. From May 2007 to January 2012, Mr. Buckman served as Vice Chairman of York Capital Management, a hedge fund management company. From May 2010 to January 2012, Mr. Buckman also served as General Counsel of York Capital Management and from January 2007 to May 2007 he served as a Senior Consultant to York Capital Management. Mr. Buckman was General Counsel and a director of Cendant Corporation from December 1997 to August 2006, a Vice Chairman of Cendant from November 1998 to August 2006 and a Senior Executive Vice President of Cendant from December 1997 to November 1998. Mr. Buckman was Senior Executive Vice President, General Counsel and Assistant Secretary of HFS Incorporated from May 1997 to December 1997, a director of HFS from June 1994 to December 1997 and Executive Vice President, General Counsel and Assistant Secretary of HFS from February 1992 to May 1997.
Mr. Buckman brings to the Board exceptional leadership, experience and perspective. His service as lead director of Travel + Leisure affords Mr. Buckman extensive experience with Wyndham Hotels’ business and operations, and his experience as an executive and general counsel of leading businesses adds valuable executive and legal experience to the Board. Mr. Buckman was selected to serve on our Board because of the specific experience, qualifications, attributes and skills described above

Bruce B. Churchill, 64, has served as a Director since June 2018. From August 2014 to April 2017, Mr. Churchill served on the board of directors of Computer Sciences Corporation (now DXC Technology Company). From January 2004 to August 2015, Mr. Churchill served as President of DIRECTV Latin America and from January 2004 to March 2005, Mr. Churchill served as Chief Financial Officer of DIRECTV. From January 1996 to July 2003, Mr. Churchill served as President and Chief Operating Officer for STAR TV. Prior to joining STAR TV, Mr. Churchill served in senior positions for Fox Television and Paramount Pictures.
Mr. Churchill brings to the Board exceptional and extensive experience in domestic and international management, operations, finance, accounting and oversight of leading media and technology-driven corporations that provides valuable insight to the Board and aligns closely with our focus as an organization. Having served as a director and senior executive for other public companies, Mr. Churchill offers valuable perspectives on board operations as well. Mr. Churchill was selected to serve on our Board because of his specific experience, qualifications, attributes and skills described above.
Mukul V. Deoras, 58, has served as a Director since June 2018. Since September 2018, Mr. Deoras has served as President, Asia Pacific Division of Colgate-Palmolive Company and as Chairman of Colgate-Palmolive (India) Ltd. From August 2015 to September 2018, Mr. Deoras served as Chief Marketing Officer of Colgate-Palmolive Company. From February 2012 to July 2015, Mr. Deoras served as President, Asia Division of Colgate-Palmolive. From January 2010 to January 2012, Mr. Deoras served as Managing Director for Colgate-Palmolive (India) Ltd. From September 2004 to January 2010, Mr. Deoras served in positions of increasing responsibility in marketing and sales for Colgate-Palmolive. Prior to joining Colgate-Palmolive, Mr. Deoras held positions of increasing responsibility in marketing and sales at Hindustan Unilever Limited.
Mr. Deoras’ exceptional career provides the Board with valuable experience and knowledge in domestic and international strategy, marketing and sales operations that are an integral part of our organizational focus. His wealth of experience in marketing and sales execution across multiple geographic regions provides insight into areas that are critical to our growth and success. Mr. Deoras was selected to serve on our Board because of his specific experience, qualifications, attributes and skills described above.

Ronald L. Nelson, 69, has served as a Director since August 2019. Since July 2008, he has also served as a director of Hanesbrands, Inc. and held the roles of Lead Director since January 2015 and Non-Executive Chairman since April 2019. Mr. Nelson has also served as a director of Paramount Global (formerly known as ViacomCBS Inc.) since December 2019. He previously served as a director of Viacom, Inc. from August 2016 to December 2019. Previously, Mr. Nelson served as Executive Chairman of the Board of Avis Budget Group from December 2015 to May 2018 and as its Chairman and Chief Executive Officer from August 2006 to December 2015. He also served as Avis’ Chief Operating Officer from June 2010 to October 2015. From April 2003 to August 2006, Mr. Nelson served as Chief Financial Officer and President of Cendant Corporation and served as a member of its board during that same period. From November 1994 to March 2003, Mr. Nelson served as Co-Chief Operating Officer of DreamWorks SKG. Prior to that, he was Executive Vice President, Chief Financial Officer at Paramount Communications, Inc. from November 1987 to March 1994 and served as a director from June 1991 to March 1994. He also previously served as a director of Convergys Corporation from August 2008 to October 2016, serving in the role of Lead Director from April 2013 to October 2016.
Mr. Nelson brings to the Board exceptional and extensive senior leadership experience in management, finance and oversight of leading public companies that contributes significant value and insight to the Board. Having served as a director for other public companies, Mr. Nelson provides valuable experience with board operations and practices as well. Mr. Nelson was selected to serve on our Board because of his specific experience, qualifications, attributes and skills described above.
Pauline D.E. Richards, 73, has served as a Director since June 2018. From July 2008 to December 2019, Ms. Richards served as Chief Operating Officer of Trebuchet Group Holdings Limited (formerly Armour Group Holdings Limited), an investment management company. From November 2003 to July 2008, Ms. Richards served as Director of Development at the Saltus Grammar School, the largest private school in Bermuda. From January 2001 to March 2003, Ms. Richards served as Chief Financial Officer of Lombard Odier Darier Hentsch (Bermuda) Limited in Bermuda, a trust company business. From January 1999 to December 2000, she was Treasurer of Gulfstream Financial Limited, a stock brokerage company. From January 1999 to June 1999, Ms. Richards served as a consultant to Aon Group of Companies, Bermuda, an insurance brokerage company, after serving in senior positions from 1988 through 1998 including Controller, Senior Vice President and Group Financial Controller and Chief Financial Officer. Ms. Richards has served as a director of Apollo Global Management, Inc. since January 2022. From March 2011 to January 2022, Ms. Richards served as a director of Apollo Asset Management Inc. (formerly known as Apollo Global Management, Inc.). Ms. Richards has served as a director of Hamilton Insurance Group, Ltd. since December 2013. Ms. Richards served as a director of Wyndham Worldwide from August 2006 to May 2018 and Cendant Corporation from March 2003 to August 2006.
Ms. Richards’ extensive financial background and exceptional leadership experience provide the Board with financial accounting and management expertise and perspectives. Her service as a Cendant director and as a director and member of the audit committee of Wyndham Worldwide brings to the Board valuable experience on financial reporting matters that are critical to the Board’s oversight role. Ms. Richards’ service as a chief financial officer and treasurer of leading finance companies allows her to offer important insights into the role of finance in our business and strategy. As a director for other public companies, Ms. Richards offers valuable perspectives on board operations as well. Ms. Richards was selected to serve on our Board because of her specific experience, qualifications, attributes and skills described above.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF EACH OF THE DIRECTOR NOMINEES

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
Our Compensation Discussion and Analysis provides an overview of our compensation strategy and program, the processes and procedures of our Compensation Committee of the Board (the “Committee”) and the Committee’s considerations and decisions made under those programs for our named executive officers for 2021.
Our Named Executive Officers.   Our named executive officers for 2021 are:
•
Geoffrey A. Ballotti, President and Chief Executive Officer

•
Michele Allen, Chief Financial Officer

•
Paul F. Cash, General Counsel, Chief Compliance Officer and Corporate Secretary

•
Lisa Borromeo Checchio, Chief Marketing Officer

•
Scott LePage, President, the Americas

•
Mary R. Falvey, former Chief Administrative Officer

In connection with our COVID-19 cost mitigation plan implemented in 2020, we restructured our operations, resulting in the elimination of the Chief Administrative Officer position. Ms. Falvey ceased employment with the Company effective March 1, 2021.
Continued Impact of COVID-19.   In 2021, we, along with our peers and other businesses worldwide, continued to be significantly impacted by the ongoing, unprecedented circumstances created by the COVID-19 pandemic. Throughout this extraordinary time, beginning with the onset of the pandemic in the first quarter of 2020 and continuing throughout 2020 and into 2021, our priority has remained the health and safety of our team members, owners and guests, while at the same time taking important steps to mitigate the impact of the pandemic on our business and on our franchisees’ business.
2021 Financial and Operational Performance.   Our 2021 performance was driven by the rapid RevPAR recovery in the U.S. due to the drive-to nature of our hotel portfolio of brands and demand from our everyday business travelers, as well as our ability to manage costs, and the exceptional talent of our team members both in the field and at the corporate level.
We are a lodging leader for the everyday business traveler, with approximately 87% of our U.S. hotels located in suburban, interstate or small metro markets, and our portfolio of branded hotels reflects a strong consumer preference for “drive-to” destinations.
Against this backdrop, our management team led by our CEO, Geoffrey Ballotti, and our other named executive officers produced exceptionally strong financial and operational results during 2021.

Highlights for 2021 include:
•
Diluted earnings per share were $2.60, and adjusted diluted earnings per share* were $3.16.

•
Net income was $244 million for 2021, and adjusted net income* was $297 million.

•
Adjusted EBITDA* was $590 million.

•
We generated $426 million of net cash provided by operating activities.

•
Free cash flow* for 2021 was $389 million compared to $34 million in 2020, reflecting strong collections and strong working capital management.

•
Excluding currency effects, global RevPAR increasesd 46% year-over-year, or 88% of 2019 levels, and domestic RevPAR increased by 50% year-over-year or 97% of 2019 levels.

•
System-wide rooms increased 1.8% year-over-year, including 70 basis points of growth in the U.S. and 350 basis points of growth internationally.

•
We grew our global development pipeline by 5% year-over-year to a record level of 194,000 rooms.

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We also continued to make progress on our strategy to invest more heavily in the future growth of the business, including $15 million of higher year-over-year key money investments to attract hotels to our system.

•
We achieved our $40 million in targeted cost savings in 2021 as a result of our comprehensive cost containment initiatives developed in 2020, which significantly benefitted our operational efficiency and our margins, in line with our stated goal.

•
In April 2021, we redeemed $500 million of our $5.375% senior unsecured notes due 2026, reducing annual cash interest expense by $27 million.

•
Our teams effectively managed cash and working capital needs to maximize the Company’s liquidity; as of December 31, 2021, we had over $900 million of liquidity (cash and additional borrowing capacity through our revolving credit facility).

We also returned substantial capital to our stockholders:
•
We continued to pay a regular dividend in 2021, with three increases throughout 2021 and ending the year with a fourth quarter dividend of  $0.32 per share, in line with the pre-pandemic per share payout. Our Board also approved a 2022 first quarter cash dividend of  $0.32 per share.

•
We also re-commenced our share repurchase program during the 2021 third quarter and repurchased a total of  $110 million of our common stock during the year. Our Board also recently increased the Company’s share repurchase authorization by $400 million.

•
During 2021, we returned 3.5% of our beginning market capitalization through dividend payments and share repurchases.

*
Please see Appendix A to the proxy statement for reconciliations of non-GAAP measures.

•
Our stock price also increased to an NYSE closing price of  $89.65 per share on December 31, 2021 from $31.51 per share on March 31, 2020, the onset of the COVID-19 pandemic, a 185% stock price increase over this period, and for 2021 alone our NYSE stock price increased 51%.

•
Total stockholder return for the year ended December 31, 2021 (assuming reinvestment of dividends) and for the last three years compared to S&P 500 Index and S&P Hotels, Resorts & Cruise Lines Index was:*

	1 Year	3 Year
Wyndham Hotels & Resorts	52%	106%
S&P 500 Index	28%	92%
S&P Hotels, Resorts & Cruise Lines Index	25%	1%

*
Calculated as share appreciation plus dividends paid for the period stated as a percentage of opening share price at beginning of the period

Other key business highlights include:
•
Global retention rate of 95% was in line with 2019 and our stated goal.

•
Launched two new brands — our first brand in the Luxury space, Registry Collection Hotels, and our first dedicated all-inclusive brand, Wyndham Alltra.

•
Our Wyndham Rewards program’s overall domestic share of occupancy of hotels in our system grew by 350 basis points compared to 2019 to nearly one out of every two guests.

•
Our award-winning Wyndham Rewards program has been recognized as one of the most rewarding loyalty programs in the hotel industry and ended the year with 92 million members, growing its membership base by approximately 7%. It has won more than 100 awards in recent years, including “Best Hotel Rewards Program” from US News & World Report, including in 2021, “Best Hotel Loyalty Program” in USA TODAY 10 Best Readers’ Choice Awards and in May 2021, was ranked #1 on WalletHub’s list of  “Best Hotel Rewards Programs” for the sixth time in a row.

•
Developed a best-in-class customer data platform to better enable our teams to compile, to visualize and to analyze data from multiple sources and deliver increasingly sophisticated and actionable guest insights regarding their behavior and preferences.

We Improved our Corporate Governance.   To better align our corporate governance with best practice, at our 2020 Annual Meeting our Board proposed, and our stockholders approved, amendments to our Certificate of Incorporation and By-Laws to eliminate the provisions in these documents requiring an 80% supermajority vote to amend certain provisions of the Certificate of Incorporation and By-Laws and to remove Directors from our Board. In doing so, our Board recognized that the elimination of these supermajority voting requirements would provide our stockholders with greater ability to participate in the corporate governance of our Company and would align our governance structure with best practices.
Our corporate governance structure also incorporates other elements that align with stockholder interests:
•
All of our Directors stand for election to the Board on an annual basis.

•
All of our Directors, other than our Chairman and our CEO, are independent Directors.

•
We maintain a majority voting standard for uncontested Director elections in our By-Laws.

Our Executive Compensation Program Aligns with Stockholder Interests.   We engage in the following practices to align our executive compensation program and governance with stockholder interests.
•
Our annual incentive compensation program requires achievement of rigorous performance metrics to incentivize high performance and achievement of short-term financial goals and thus enhance value for our stockholders in the near term.

•
Commencing in 2019, we began incorporating a strategic objective based on global “net room growth”, providing a specific incentive for our executives to achieve a core strategic goal of increasing our global system size, that we believe, in turn, drives long-term growth. We seek to achieve our net room growth objectives through a combination of new franchise sales and existing hotel retention efforts. Through new sales efforts we look to either expand our franchisee base to new owners or expand the relationships we have with existing franchisees through new hotel additions. These efforts come in the form of new construction and conversion projects. Our retention efforts stem from a disciplined, focused approach to providing our franchisees with best-in-class service and support in an effort to enhance their profitability.

•
We provide a maximum cap of 150% of target opportunity on annual incentive awards.

•
Equity awards granted to our named executive officers, which constitute a majority of our executives’ target annual total compensation and vest over multi-year periods, align the interests of our executives and stockholders.

•
We grant our named executive officers RSUs subject to multi-year vesting to retain our executives, align the interests of our stockholders and executives and incentivize our executives to achieve longer-term stock price appreciation.

•
We grant our CEO stock options subject to multi-year vesting for purposes of retention and to incentivize achievement of strong financial performance and stock price appreciation for stockholders.

•
We may not reprice stock options unless we first obtain stockholder approval, nor have we historically repriced stock options.

•
No dividends are paid on RSUs and PVRSUs unless and until the awards vest.

•
Our CEO receives no tax gross-ups for perquisites.

•
We have policies prohibiting our Directors and named executive officers from engaging in any hedging transactions in our equity securities and from pledging, or using as collateral, our securities to secure personal loans or other obligations, including holding shares in margin accounts.

•
In the event of a change-in-control, our named executive officers receive cash severance only upon a termination of employment.

•
None of our named executive officers are entitled to any tax gross-up in connection with severance payments upon termination of employment.

•
We maintain robust executive and director stock ownership guidelines, which are reviewed twice each year for compliance.

We are committed to our social, ethical and environmental responsibilities. Consistent with our core values of acting with integrity, accountability, inclusiveness, caring and fun, we are committed to being a highly ethical, diverse, admired and environmentally conscious company.
•
We are committed to diversity, equity and inclusion.

•
Our Board is diverse. Assuming the election of our Director nominees at this Annual Meeting, based on gender, Directors who self-identify as female represent 25% of our Board, and based on race/ethnicity, Directors who self-identify as Black or Asian represent 25% of our Board.

•
We actively create a culture of inclusion for our team members, partners, and guests, and we have been widely recognized as a leader in diversity. We were named a best place to work for LGBTQ Equality by earning a perfect score of 100, for the fourth consecutive year, on the Human Rights Campaign’s Corporate Equality Index — a national benchmarking survey on practices related to LGBTQ equality. We were also named a 2021 Diversity Inc. Noteworthy Company.

•
Our CEO has also signed on to the CEO Action for Diversity & Inclusion™, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

•
We were also named a 2021 Best for Vets Employers by Military Times and a 2021 Military Friendly Employer by VIQTORY.

•
We foster Company-wide diversity through a focus on diverse recruiting, training and supporting diverse business partners, with focused efforts to use certified diverse suppliers.

•
We have established seven separate Affinity Business Groups within the Company that serve as fully inclusive networks where team members actively engage to foster innovation, drive growth, demonstrate our culture and enhance diversity and inclusion globally.

•
Specific Affinity Business Groups have been developed to support women, African-American/Black/People of Color, Hispanic/Latine, LGBTQIA+, veteran, multi-cultural, and intergenerational team members

•
Our Executive Committee members have become “Executive Sponsors” to each of the Affinity Business Groups and the ABG co-chairs are members of our Social Responsibility Council.

•
Women leaders globally constitute approximately 45%* of our leadership team.

•
We have achieved 100% gender pay equity at the executive level in the U.S. as well as 98% global gender pay equity at this level.

•
We have added a Diversity, Equity and Inclusion goal to the performance reviews of all team members.

•
We provide Diversity, Equity and Inclusion training throughout the development cycle of all team members, from onboarding to executive leadership.

•
We recorded over 55,000 training impressions viewed by our team members and franchisees in 2021, including classes on anti-sexual harassment, safety and security, human trafficking, diversity and anti-discrimination.

We are committed to protecting human rights, as a basic right to which all are entitled.   We remain committed to the well-being and safety of our team members, guests and all those that connect to our industry. In 2021, we continued to donate and activate our team members and over 92 million enrolled Wyndham Rewards members to support humanitarian causes around the world.
•
We are dedicated to combatting human trafficking in our communities. We have partnered with Polaris, BEST and ECPAT-USA and provide training to all our team members in an effort to prevent and combat human trafficking. Further, we are committed to the 5-Star Promise for Employee Safety with the American Hotel & Lodging Association.

•
We partner with Businesses Ending Slavery and Trafficking (BEST) to provide anti-human trafficking training to the Company’s team members at its owned and managed properties, as well as its corporate team members. Franchisees are required, as part of their compliance with brand standards, to certify their general manager has taken the training and has trained their hotel staff every two years. The Company’s new hire orientation reflects its commitment to Social Responsibility by focusing on protecting human rights. In addition, the Company makes information about child labor and human trafficking available to its team members at its owned and managed properties, its corporate team members, and franchisees through webinars, and online portals. As part of its ongoing Business Continuity Plan Emergency Preparedness Guide and Training, the Company includes checklists, escalation protocols and information to assist property management and staff in identifying the key warning signs of human trafficking and guidance on how to report cases.

•
We foster environmental sustainability. We are committed to preserving our natural resources while developing innovative solutions to mitigate our impact on climate change through linen and towel reuse programs, energy efficient lighting, recycling and water conservation. The Corporate Governance Committee of our Board provides oversight for our Social Responsibility program, which includes providing input into the strategy and direction of our sustainability, climate and energy programs.

•
Our corporate headquarters has been recognized as one of the highest performing green buildings in the country by the U.S. Green Building Council having received three LEED certifications including its current Gold LEED Existing Buildings Operations and Maintenance Certification.

•
We launched a new Green Certification program in 2019 that is used to support our efforts to engage owners and operators to address energy and water conservation, waste diversion, operational efficiency as well as guest and team member education and engagement.

*
Leadership team is comprised of our Leadership and Senior Management bands.

•
The Wyndham Green Toolbox, our proprietary online environmental management system, is specifically designed to track, measure and report energy, emissions, water and waste diversion performance globally.

•
We actively support the UN Sustainable Development Goals framework, prioritizing action toward specific goals as part of our long-term social responsibility roadmap.

•
We diligently review climate risks using Task Force on Climate-related Financial Disclosures to prepare annual CDP Climate Change disclosures.

•
We were named among Newsweek’s “Most Responsible Companies,” which honors companies with superior environmental and social responsibility practices and scored in the management band on our 2021 CDP Response for Climate Change, which was ahead of the North American and Sector average.

•
We published and posted on our corporate website our 2021 ESG report, which highlights our commitment to operating our business in a socially, ethically and environmentally responsible manner. As our ESG report also highlights, we are committed to supporting our franchisees in terms of achieving environmentally-sensitive goals, by helping them become certified in our Wyndham Green Program. The information contained in our ESG Report is not incorporated by reference into this proxy statement.

•
We support our communities. We continue to promote a Company-wide culture of team member volunteerism and philanthropy.

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Reflecting our culture of giving and service, we support various charitable programs, including youth and education, military, community and environmental programs. Our philanthropy captures the dedication of our team members, leaders and business partners who have pledged to make lasting, important contributions to the communities in which we operate.

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Our Wyndham Rewards members have donated over 122 million points to charities since inception.

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We care about one of our most valuable assets — our team members. We continue to focus on attracting, retaining and engaging our employees. In 2022 we were named to Forbes’ list of America’s Best Large Employers for 2022. We were also named among Newsweek Magazine’s “Most Loved Workplaces”, ranking #4 among the top 100 companies recognized for employee happiness and satisfaction at work, as well as one of the Best Places to Work in New Jersey by New Jersey Business Magazine in 2021, for the second consecutive year.

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Wellness — We are committed to offering programs that focus on nutrition, exercise, lifestyle management, physical and emotional wellness, financial health and the quality of the environment in which we work and live. We believe that health and wellness promotes both professional and personal productivity, achievement and fulfillment. To support all of our team members to lead healthier lifestyles while balancing family, work and other responsibilities, we offer several resources under our Be Well program, including free clinic services, an onsite Fitness Facility and a Wyndham Relief Fund to help employees who are facing financial hardship.

2021 Compensation Strategy
For 2021, we employed a compensation strategy designed to achieve the following objectives:
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Attract and retain superior senior management talent.   We believe that attracting and retaining superior senior managers are integral to our ongoing success. Our named executive officers possess extensive experience in our industry and demonstrate the exceptional leadership skills and commitment to excellence that we believe are critical to our success. Accordingly, our compensation strategy was designed in part to promote a long-term commitment from our named executive officers.

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Provide our executives with compensation that is consistent and competitive with compensation provided by comparable hospitality-focused companies consisting of base salary, cash-based annual incentive compensation and equity-based incentive compensation.   We also provide our team members with health, welfare and retirement benefits which we believe are market-competitive.

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Support a high-performance environment by linking compensation with performance.   Our broad objectives are to increase our earnings, cash flow and stockholder value. Consistent with these goals, we believe a significant portion of our executive compensation should be contingent on actual results.

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Support a long-term focus that aligns the interests of our executives and stockholders.   Equity incentive compensation is intended to align the interests of our named executive officers and stockholders as well as support our goal of retaining our key personnel.

Compensation Committee Matters
The Committee is responsible for providing oversight on executive compensation policies and programs consistent with corporate objectives and stockholder interests. The Committee operates under a written charter adopted by the Board. The Committee reviews the charter on an annual basis. The Committee’s membership is determined by the Board, and each member is an independent Director. The Committee Chair reports at our Board meetings on Committee actions and recommendations.
Executive Compensation Consultant.   In November 2020, the Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), to provide independent executive compensation consulting services for 2021. The amount paid to Aon was approximately $186,000 for its services during 2021. In this capacity, the Committee utilizes reports and analyses prepared by Aon.
Wyndham Hotels has engaged affiliates of Aon for insurance brokerage and actuarial services. In this capacity, management engaged Aon Risk Services, Inc., without Board involvement, to provide insurance brokerage and actuarial services to Wyndham Hotels during 2021. During 2021, Aon Risk Services, Inc. received approximately $750,000 for these services provided to Wyndham Hotels.
Aon has in place policies and procedures designed to prevent conflicts of interest and safeguard the independence of its executive compensation consulting advice. These policies and procedures include: a code of conduct, the terms of which deter behavior by the consultant that is contrary to the compensation consulting assignment and provides for protection of confidential information; a strict policy against investing in client organizations by executive compensation consultants assigned to the client; formal segregation of executive compensation services in a separate business unit with performance results of that unit measured based on the executive compensation services; management of multiservice client relationships by separate account executives; no incentives provided for cross-selling of services; and no more favorable terms offered to companies due to the retention of Aon Risk Services, Inc. for additional services. On an annual basis, the Committee reviews the independence of Aon in accordance with NYSE requirements and considered this relationship as part of its review. Based on its review, the Committee concluded that no conflict of interest was raised by the services provided by Aon Risk Services, Inc. and determined that the executive compensation advice received from Aon is objective and independent.
Management’s Role.   Our management plays a significant role in our executive compensation process including developing the terms of our executive officers’ employment agreements and employment letters, evaluating executive performance and recommending base salary merit increases, performance factors for annual incentive compensation and long-term incentive compensation for the named executive officers other than our CEO. Our CEO works with the Committee to establish the agenda for Committee meetings, and management prepares and distributes meeting information to Committee members. Our CEO also participates in Committee meetings at the Committee’s request to provide background information regarding our strategic objectives, his evaluation of the performance of the senior executives and compensation recommendations for senior executives other than himself. Our CEO is not involved in setting his own compensation, which is the exclusive responsibility of the Committee and is not present when decisions regarding the CEO are made.
While the Committee reviews management’s recommendations, the Committee retains discretion over all elements and levels of the named executive officers’ compensation. The Committee generally bases its decisions on a combination of management’s recommendations with respect to executive compensation other than for our CEO and the external market data provided by our management and compensation consultant.
Committee Consideration of Say-on-Pay Vote.   We currently hold an advisory vote on the compensation of our named executive officers (a “Say-on-Pay Vote”) on an annual basis in accordance with the preference expressed by our stockholders at the 2019 annual meeting regarding the frequency of our Say-on-Pay Vote.
At our 2021 annual meeting, over 93% of the shares voted on our Say-on-Pay Vote affirmatively voted in support of the compensation of our named executive officers as described in the 2021 proxy statement. The Committee reviewed the outcome of the 2021 advisory vote in May 2021 and felt that the level of support affirmed our executive compensation structure and program. In the future, the Committee will continue to review our executive compensation program taking into consideration the outcome of our Say-on-Pay Votes, stockholder and proxy advisory service feedback and other relevant factors in making compensation decisions for our named executive officers.
During 2021, we met with stockholders representing 12% of our outstanding shares, with attendees including our CEO, CFO, General Counsel and Chief Human Resources Officer, and engaged with them regarding performance, compensation, sustainability, diversity, equity and inclusion, human capital and governance matters. Despite the challenges we faced during the ongoing COVID-19 pandemic, we produced exceptionally strong financial and operational results during 2021. We believe we took reasonable compensation actions that focused on relevant financial metrics throughout the year given the factors that were present and that our stockholders will support our decisions to encourage and recognize performance and promote retention all while returning value to stockholders.
Annual Evaluation and Compensation Risk Assessment.   An important aspect of the Committee’s work relates to the annual determination of compensation for our named executive officers. The Committee meets each year to review the performance of the named executive officers and review, consider and approve any potential increases in base salaries, annual incentive compensation, grants of long-term incentive compensation and perquisites.
As part of its annual review, the Committee reviews the potential for any material risks arising from or relating to our compensation programs. Based on this review, the Committee believes that our compensation programs do not encourage excessive risk-taking by our executives or employees and are not reasonably likely to have a material adverse effect on Wyndham Hotels. In reaching its conclusion, the Committee considered the following aspects of our 2021 compensation program:
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The Committee reviews and compares executive compensation against our peer group to confirm that compensation is within an acceptable range relative to the external market.

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Our performance-based compensation is generally keyed to our earnings, liquidity and operating performance, aligning interests of stockholders and management, and designed to improve our core operating results as opposed to using leverage or other high-risk strategies.

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Our annual incentive compensation opportunities are capped at a specified maximum as a countermeasure to excessive risk-taking.

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Our commission-based sales programs are monitored by management for compliance with law and internal policies.

Employment Agreements
We have employment agreements or employment letters with each of our named executive officers, the terms of which form the basis of our named executive officers’ compensation elements and levels. The compensation elements provided under the agreements are reviewed periodically by management, our compensation consultant and the Committee against the peer group described below under Compensation Review and Benchmarking.
In 2021, the following actions were taken with respect to our named executive officers’ employment and related agreements:
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In January 2021, we entered into a separation and release agreement with Ms. Falvey in connection with her cessation of service as our Chief Administrative Officer effective March 1, 2021.

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In February 2021, we entered into an amendment and restatement of Mr. Ballotti’s employment agreement which was set to expire in May 2021. Under the terms of the amended and restated agreement, Mr. Ballotti’s term of employment as our Chief Executive Officer was extended by three years to May 2024 on substantially the same terms and conditions as his original employment agreement.

Special One-Time CEO Equity Award
In connection with the February 2021 amendment and extension of the employment agreement of our CEO Geoffrey Ballotti for three years to May 2024, the Committee reviewed the successful management response, led by CEO Geoffrey Ballotti, to the onset and continuation of the COVID-19 pandemic throughout 2020 and into 2021. The Committee considered the extraordinary leadership navigating the unprecedented challenges of the pandemic, the importance of continued, stable, highly successful leadership, and a highly competitive market for senior executives. In light of the Committee’s assessment of the importance of securing stable leadership and in connection with the extension of Mr. Ballotti’s employment agreement, which was due to expire in May 2021, the Committee determined to grant to Mr. Ballotti in February 2021 a one-time, RSU award with a grant date value of  $5.0 million, which cliff vests at the end of a three-year period in February 2024.
In determining to grant this one-time equity award, factors considered included:
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Extraordinary leadership navigating the unprecedented challenges of the pandemic.   Management, led by Mr. Ballotti, responded rapidly, successfully and innovatively to the pandemic challenges, driving new growth initiatives, a strong development pipeline, strong balance sheet, strong capital management and strong stockholder value creation, while protecting team members, all resulting in a superior operational response as reflected in our operating and financial results and our stock price, creating significant stockholder return and positioning the Company for long-term success.
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Management was able to maintain strong liquidity throughout 2020.

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Management recommended, and the Board approved, continued meaningful dividend payments throughout 2020.

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In the 2021 first quarter, management recommended, and the Board approved, doubling the 2021 first quarter per share dividend payment rate from the 2020 fourth quarter dividend, based on strong operating performance and positive capital management throughout 2020.

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Between March 31, 2020, which represented the early onset of the pandemic on our business, and up to February 22, 2021, when the Committee considered and approved the one-time CEO equity grant, we created significant value for our stockholders, including driving a 107% total shareholder return, which translated to more than $3 billion in stockholder value creation through stock appreciation and dividends (assuming reinvestment of dividends).

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Importance of continued, stable, highly successful leadership.   The Committee recognized the importance of continuity in high-achieving leadership, which positioned the Company for long-term profitable growth, including the importance of:

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continued management focus on strong liquidity position and capital management.

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continued management focus on innovation during and for the period following the pandemic.

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continued strong management focus on our environmental stewardship and social responsibility measures.

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continued focus on strong operational and financial leadership, as has since been evidenced by our full year 2021 stock price increase of 51% and our full year 2021 total stockholder return (assuming reinvestment of dividends) of 52%.

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Highly competitive market for senior executives in the travel and hospitality sectors.

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Increased equity ownership aligning with stockholder interests.

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Appropriate value to be earned over the three year cliff vest period. No salary increases were made by the Committee for any NEOs for 2021, due to the continued uncertainty of the pandemic, no cash retention grants were awarded to any NEO and no modifications were made to any outstanding PVRSUs.

The Committee believes that this one-time equity grant, including the provision for cliff vesting of this award in 2024, was appropriate, correlates with value for our stockholders, and aligns with the objective of producing strong positive operational and financial outcomes, both in the near-term and for the longer-term.
The terms of the employment agreements, employment letters and separation and release agreements with our named executive officers are described below under “Agreements with Named Executive Officers.”

Compensation Review and Benchmarking
Management and the Committee believe that information regarding compensation practices at other companies is useful in evaluating the compensation of our named executive officers. Management and the Committee recognize that our compensation practices must be competitive in the market to attract and retain superior senior managers. In addition, this market information is a factor that management and the Committee consider in assessing the reasonableness of the compensation of our executives.
Peer Review.   In August 2019, our compensation consultant reviewed our peer group, using the following primary criteria: revenue size and industry, companies with a hospitality focus in the hotel, gaming/casinos, restaurants and travel services industries, and companies with which Wyndham Hotels is likely to compete for talent and market share. As a result of this review, our Committee approved the peer group of companies listed below, as recommended by our compensation consultant, for purposes of our 2020 executive compensation program. The same peer group was used for purposes of our 2021 executive compensation program.
Boyd Gaming Corp.	Hyatt Hotels Corporation
Brinker International, Inc.	Marriott International
Chipotle Mexican Grill, Inc.	Penn National Gaming, Inc.
Choice Hotels International, Inc.	Ryman Hospitality Properties, Inc.
Dunkin’ Brands Group, Inc.	TripAdvisor, Inc.
Extended Stay America, Inc.	Wynn Resorts, Limited
Hilton Worldwide Holdings Inc.	YUM! Brands, Inc.
Our compensation consultant’s review of peer group compensation included the following compensation elements using the most recently filed proxy statements for each peer company: base salary, annual incentive compensation, equity incentive compensation, total cash compensation, target bonus, target total cash compensation, and total target compensation. Compensation data for our peer group was presented for the 50th, average and 75th percentiles for each compensation element at target level performance. General data from our consultant’s total compensation measurement database at these benchmarks was also considered to supplement the peer group data. The objectives of the review were to compare, for general consistency, the compensation of our executives to that of similarly situated executives, to ensure that our compensation is in line with our compensation strategy and to provide a framework for compensation decisions.
The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, experience and succession planning.
The Committee also seeks to balance the various elements of senior executive compensation so that no single element is weighted too heavily and there is an appropriate mix between fixed and variable compensation and short-term and long-term compensation. Given the significant scope and responsibilities of our CEO, which are greater than those of our other named executive officers, the Committee believes any differences between the individual compensation elements and the total compensation of our CEO and the other named executive officers are appropriate. In approaching 2021 compensation decisions, the Committee reviewed peer group data which showed that actual total compensation paid to our named executive officers was competitively aligned with our peer group.
Base Salary
Consistent with our compensation strategy, we provide base salaries designed to attract and retain our named executive officers and provide them with a base level of income.
In February 2021, it was determined that there would be no salary increases for our CEO or other named executive officers for 2021, due to the continued uncertainty of the pandemic. This decision of no general merit salary increases was consistent for all Company management levels, other than for promotions or similar changes in position or responsibility.
For 2021, the named executive officers were paid the base salaries listed in the Summary Compensation Table below.
Annual Incentive Compensation
Consistent with our compensation strategy, we provide cash-based annual incentive compensation designed to create incentives for the named executive officers to drive financial and operating performance and thus enhance value for our stockholders in the near term.
Annually in the first quarter, the Committee approves the annual incentive compensation program for that year. Generally, at that time, the Committee approves the general plan terms and performance targets for that year’s program. Following the completion of the performance period, the Committee reviews Company operating results achieved against the pre-established performance targets set by the Committee to determine amounts earned under the program based on Company performance. In addition, as a threshold matter, to ensure that the performance of the individual executives is at the high level expected, senior management reviews with the Committee (or in the case of our CEO, the Committee itself reviews) each executive’s individual contributions and personal leadership together with their performance on strategic objectives, business drivers, business development and other initiatives as applicable. If based on this review, performance at the corporate, business unit or individual level did not meet expectations, the Committee may use its discretion to adjust downward or not provide the executive’s annual incentive compensation award.
As part of the annual incentive compensation program, the Committee also approves a target award opportunity expressed as a percentage of each executive’s annual base salary earned as set forth in each named executive officer’s employment agreement or employment letter, as described below under “Agreements with Named Executive Officers.” Under our annual incentive program structure, an executive’s annual incentive compensation may be higher or lower than target annual incentive compensation depending on business and individual performance, subject to a maximum annual incentive award opportunity for our named executive officers capped at 150% of the executive’s target award opportunity.
2021 Annual Incentive Compensation Program.   In the first quarter of 2021, the Committee approved the general framework and certain components of the Company’s 2021 annual incentive compensation program. For 2021, there were no changes in any named executive officer’s target award opportunity under the program.
In February 2021, the Committee approved Global Net Room Growth as the full year 2021 strategic performance objective. Due to the continued uncertainty associated with the COVID-19 pandemic, the Committee determined to set two financial performance objectives, consisting of Liquidity measured at June 30, 2021 and a second financial objective to be set mid-year. In July 2021, the

Committee approved full year Adjusted EBITDA1 as the second financial objective under the program. The actions taken by the Committee in February and July 2021 are described in more detail below.
Global Net Room Growth Metric (Weighted 25%):   For full year 2021, the Committee determined to use the strategic objective based on Global Net Room Growth to provide a specific incentive for our senior executive team to achieve a core strategic goal that drives earnings. The pre-established performance tiers ranged from target Global Net Room Growth of 0.51% up to a maximum Global Net Room Growth target of 1.51%, with corresponding payout levels of 100% of the target award opportunity and a maximum payout of 150% of the target award opportunity, respectively, with performance achievement below 0.51% Global Net Room Growth resulting in no payout for this portion of the award.
Liquidity Metric (Weighted 37.5%):   The Committee determined to use June 30, 2021 Liquidity as the first financial performance metric to place emphasis on the following during the continuation of the pandemic: achievement of quarterly debt covenant tests, continued focus on working capital management, liquidity and reducing leverage, cost containment efforts and continued improvement in franchise collection rates. The Liquidity metric was defined as cash on hand at June 30, 2021 plus capacity under the Company’s revolving credit facility, excluding key money spend so as not to conflict with the net room growth objective under the program, activity related to new bond issuances or early termination events, any dividend changes from the planned quarterly rate, mergers and acquisitions activity and legacy- and spin-related items. The Liquidity target was set at $1.215 billion and was to be measured at June 30, 2021.
The pre-established performance tiers ranged from 90% up to 128% of the Liquidity target, with corresponding payout levels ranging, respectively, from 50% of the target award opportunity up to a maximum of 150% of the target award opportunity, and with performance achievement below 90% of the Liquidity target resulting in no payout for this portion of the award. A 90% threshold for minimum achievement of the Liquidity performance metric reflected the Committee’s view of continued pandemic uncertainty. Payout level is interpolated where performance is achieved between the specified performance tiers subject to the 150% maximum cap.
Adjusted EBITDA Metric (Weighted 37.5%): Due to the continued uncertainty associated with the COVID-19 pandemic, the Committee determined in February 2021 to defer the establishment of a second financial objective until mid-year. The Committee discussed using total Company adjusted EBITDA as the second financial performance metric if pandemic-related developments became clearer as the year progressed.
In July 2021, given growing confidence in guest demand, the Committee approved a full year adjusted EBITDA metric as the second financial objective under the program. The adjusted EBITDA target was set at $530 million and was to be measured at December 31, 2021 for the preceding twelve-month period.
The pre-established performance tiers ranged from 97% up to 107.5% of the adjusted EBITDA target, with corresponding payout levels ranging, respectively, from 25% of the target award opportunity up to a maximum of 190% of the target award opportunity. Because the payout level for the Liquidity portion of the program was established at 40% of the target award opportunity, setting a 190% maximum for this component of the program was consistent with, and would not cause any potential payout to exceed, the maximum payout under the overall program of 150% of target. Performance achievement below 97% of the adjusted EBITDA target would result in no payout for this portion of the award. Payout level is interpolated where performance under this particular performance metric is achieved between the specified performance tiers subject to the 190% maximum.
The Committee used adjusted EBITDA as a financial performance metric to incentivize our executives to achieve near-term earnings growth and enhance stockholder value. Under the 2021 program,

1
EBITDA is defined as Earnings Before Interest, Taxes, Depreciation and Amortization.

EBITDA is adjusted to reflect certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance — such as transaction and restructuring costs and impairments — the categories of which are specified at the outset of the performance period.
2021 Payout Results.   In July 2021, the Committee reviewed performance results achieved against the Liquidity target approved by the Committee in February 2021 and to be measured at June 30, 2021. Liquidity was $1.349 billion at June 30, 2021, excluding key money spend, debt retirement activity and a second quarter tax deferral. Management reviewed the results with the Committee and a total achievement level of 109% was approved by the Committee, resulting in a payout amount under this portion of the program equal to 40% of each named executive officer’s target award opportunity, to be paid in early 2022 along with any additional amounts earned based on the other components of the program.
In February 2022, the Committee reviewed the performance results achieved against the Global Net Room Growth and adjusted EBITDA targets approved by the Committee in February 2021 and July 2021, respectively. For 2021, actual adjusted EBITDA, inclusive of adjustments permitted under the annual incentive plan, was $590 million, resulting in an achievement level of 190%, and actual Global Net Room Growth was 1.8% resulting in an achievement level of 150%. This resulted in payout amounts equal to 150% of each named executive officer’s target award opportunity, inclusive of the payout based on the Liquidity performance measured at June 30, 2021. No adjustments were made based on individual performance.
The Non-Equity Incentive Plan column of the Summary Compensation Table below lists the annual incentive compensation paid to our named executive officers for 2021.
Long-Term Incentive Compensation
2021 Annual Equity Award Grants
Consistent with our compensation strategy, we provide our named executive officers with long-term incentive compensation to create incentives to drive earnings growth and share price appreciation for the benefit of stockholders, and also to encourage retention, which has become more important in a very competitive talent market. Accordingly, 2021 long-term incentive compensation for our named executive officers focused on aligning their interests with those of stockholders, achieving competitiveness with the external market, rewarding key talent contributions and team member retention. Long-term incentive compensation is granted under our 2018 Equity and Incentive Plan. Our compensation consultant and the Committee periodically review our plan design with respect to items such as long-term incentive mix prevalence and vesting provisions.
Management annually recommends to the Committee an aggregate budget available for long-term incentive compensation. For 2021, the aggregate budget was allocated based on the relative number of eligible executives. Long-term incentive compensation is then recommended by management (other than for our CEO, which is determined by the Committee) and granted by the Committee to the named executive officers based on individual performance review, tenure, scope of responsibility and future potential. Elements of individual performance considered by the Committee in such review include results of operations, achievement of strategic objectives and leadership characteristics.
Based on these factors, annual long-term incentive awards were granted to our named executive officers in February 2021 in the form of RSUs, stock options (CEO only), and PVRSUs. A PVRSU represents the right to receive a share of our common stock on a set vesting date subject to achievement of pre-established performance goals based on earnings before interest and taxes (“EBIT”) per share, as adjusted, and continued employment and provides the executive incentive to drive earnings growth and share price appreciation while encouraging retention.

Each type of equity award under the long-term incentive plan (“LTIP”) is subject to multi-year vesting to promote retention.
The Committee determined our CEO’s 2021 annual long-term incentive award to be in the form of 75% RSUs and 25% stock options, plus a PVRSU modifier grant. For other named executive officers, annual long-term incentive awards were granted in the form of 100% RSUs, plus a PVRSU modifier grant. Previously, the CEO had received 50% RSUs and 50% stock options, plus PVRSU modifier, and other named executive officers had received 75% RSUs and 25% stock options, plus PVRSU modifier. In 2021, if taking PVRSUs into account when considering award mix, PVRSUs represented 33% and 20% of the total LTIP awards granted to our CEO and to our other NEOs respectively.
The Committee determined that, for 2021, this modified equity allocation mix was appropriate given the continued uncertainty caused by the pandemic on our business and operations, and on the travel and hospitality industry generally. This equity award mix, with greater emphasis on time-based, multi-year vesting RSUs, also reflects the Committee’s determination as to (i) the expected duration of the pandemic, (ii) its future impact on our business and results of operations, and (iii) the need for sustained and stable leadership continuing to drive our business throughout the volatility and challenges of the pandemic.
The Committee also anticipated that this change would be applicable for the 2021 program year only and, assuming continued recovery from the pandemic and a return to more normal economic circumstances and expectations, future LTI equity award mix would be expected to be generally consistent with prior years. In returning to a more normalized structure for 2022, the Committee approved the following approach in March 2022, where it established a different approach for 2022 LTI equity mix: (1) for the CEO, 2022 LTI consists of 50% PVRSUs and 50% time-based RSUs, with no additional PVRSU modifier, and (2) for the other NEOs, 2022 LTI consists of 25% PVRSUs and 75% time-based RSUs, with no additional PVRSU modifier.
The target value for 2021 regular long-term incentive grants for the CEO (consisting of RSUs and stock options), and for the other NEOs (consisting of RSUs), are set forth in the Summary Compensation Table — 2021 Stock Award and Option Awards columns. In connection with the increase in target values for these 2021 regular LTI grants, the Committee considered (1) the expected $0 payout at the end of the 3-year performance period for each of the 2019 PVRSU grants and the 2020 PVRSU grants to the CEO and other NEOs, resulting from the substantial adverse impact of COVID-19 not attributable to any Company executive or Company action, and which resulted in these outstanding awards providing no incentive or retention opportunity or value, and (2) the highly competitive market for talent and the importance of continuity of senior management and retention in our efforts to achieve strong results during the pandemic and post-pandemic.
For the 2021 PVRSU grants, the Committee approved terms which differed from our prior year PVRSU grants as follows:
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An adjusted EBIT per share target goal was set by the Committee relating only to the third year of the three year period (calendar year 2024), and

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For past PVRSU grants, no shares were earned unless the Company’s EBIT performance exceeded target EBIT. Under the 2021 PVRSU program, shares may be earned if the Company’s EBIT performance exceeds 96% of target EBIT.

These changes in the 2021 PVRSU grants reflected the Committee’s assessment of the need to account for and reflect the continued uncertainty associated with the pandemic in the nearer term.
The value allocation made by the Committee in determining the amount of each 2021 PVRSU grant, which was determined assuming maximum achievement level against PVRSU target performance goal, was equal to 50% of the target LTI value assigned to the CEO for his RSU and option grants and 25% of the target value assigned to each of our other NEOs for their RSU grants, as discussed above. The grant date fair value of the PVRSUs of the CEO and other NEOs is set forth in the Summary Compensation Table — Stock Award column (see footnote (a)).
The Committee believes that the PVRSU performance goals are consistent with the Committee’s intention of making the vesting of these awards contingent upon achieving strong growth in EBIT per share over time that significantly benefits stockholders.
Vesting of PVRSUs granted in 2021 is contingent upon achievement of the levels of performance specified below and where performance is achieved between these specified performance tiers the number of vested PVRSUs is interpolated. No shares vest under the terms of these awards unless our adjusted EBIT per share performance for the year ended December 31, 2023 (non-cumulative) exceeds 96% of target EBIT per share determined at the end of this three-year period. We do not disclose the EBIT per share target for our PVRSU awards while the applicable performance period is ongoing because this goal relates to executive compensation to be earned in future years and we believe that disclosure of this forward-looking target would cause us competitive harm. The EBIT per share target goal established by the Committee at the commencement of the performance period will be disclosed following the conclusion of the performance period when achievement against the target goal is determined by the Committee.
Performance Achievement as % of EBIT Per Share Target	Level of Vesting as % of Total PVRSUs
96% of Target Level	0% of PVRSUs
97% of Target Level	25% of PVRSUs
98% of Target Level	50% of PVRSUs
99% of Target Level	75% of PVRSUs
100% of Target Level	100% of PVRSUs
The EBIT per share results may be adjusted to reflect certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance, such as restructuring costs and impairments, the categories for which are specified at the outset of the performance period. Subject to achievement of performance tiers, vesting occurs on the third anniversary of the grant date or later upon certification of results by the Committee.
2019 and 2020 PVRSU Grants
In February 2021, the Committee confirmed that the 2019 PVRSUs granted to our CEO and other named executive officers in February 2019 were expected, as a result of the substantial and unforecasted adverse impact of the COVID-19 pandemic on our financial results for the 2020 and 2021 program years, to result in a $0 payout. Based on 2019 EBIT per share results pre-onset of COVID-19, those 2019 PVRSU awards had been on track to result in significant positive payout.
Similarly, the Committee also confirmed that the 2020 PVRSUs granted to our CEO and our other named executive officers in February 2020 were expected, as a result of the substantial and unforecasted adverse impact of COVID-19 pandemic on our financial results for the 2020 and 2021 program years applicable to the PVRSU awards granted in 2020, also to result in $0 payout.
However, the Committee determined to make no modifications to the 2019 PVRSU or to 2020 PVRSU awards, including no partial payout based on pre-COVID-19 achievement or any modification of performance goals or performance periods under the 2019 and 2020 PVRSUs.
Perquisites
We provide our named executive officers with perquisites that management and the Committee believe are reasonable, competitive and consistent with our compensation strategy. Management and the Committee believe that our perquisites help us to retain highly talented managers and allow them to operate more effectively.
In 2021, the Committee reviewed the perquisites provided to senior management of the Company including our named executive officers including the associated cost. In connection with the amendment and extension of his employment agreement in 2021, the Committee approved limited personal use of aircraft for the CEO of up to 20 hours each year, to provide assistance in managing personal commitments and time. Other than this change, the Committee determined not to make any changes to the perquisite program and approved the perquisites for 2021 including a leased automobile and financial planning services. For certain perquisites, the named executive officers, other than our CEO, receive a tax gross-up payment, which means they receive additional compensation to reimburse them for the amount of taxes owed on the compensation imputed for the perquisite.
The All Other Compensation Table below lists compensation attributable to perquisites provided to the named executive officers for 2021.
Deferred Compensation Plans
Officer Deferred Compensation Plan.   Our nonqualified officer deferred compensation plan permits named executive officers to defer base salary and annual incentive compensation. We match executive contributions to the plan up to 6% of base salary and annual incentive compensation and, as applicable, commission compensation. The executive makes an irrevocable deferral election prior to the beginning of the calendar year. Upon termination from the Company, the executive may elect a single lump-sum payment of his or her account or may elect payments in annual installments of up to ten years. The participant’s entire account balance is 100% vested. The contributions to our officer deferred compensation plan applicable to our named executive officers are listed below in the Nonqualified Deferred Compensation Table.
Savings Restoration Plan.   We make available to our named executive officers a savings restoration plan, which allows executives to defer compensation in excess of the amounts permitted by the Internal Revenue Code of 1986, as amended (the “Code”), but there are no matching contributions for these deferrals. Only one named executive officer has a balance under our Savings Restoration Plan.
401(k) Plan.   We provide all employees, including our named executive officers, with a 401(k) plan. Our 401(k) plan permits named executive officers to defer base salary. In 2021, we provided named executive officers and other participants a Company match of base salary contributed up to 5% of base salary, subject to statutory limitations under the Code. The Company match is 100% vested.
Severance Arrangements
The employment agreements and employment letters of our named executive officers provide for payments as a percentage of base salary and annual incentive compensation, as well as accelerated vesting of specified long-term equity grants, and in the case of PVRSUs, vesting based on performance during a specified period, if the executive’s employment is terminated without cause or, if applicable, for a constructive discharge. These severance terms for our named executive officers are generally consistent with peer group market practices and data provided by our compensation consultant. These payments and terms are discussed more specifically below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”
We believe these arrangements are necessary to attract and retain our executives and ensure the continuity of management. The primary focus of the severance terms is generally on the termination of employment and thus the value of these terms arises only in the context of imminent termination.

The severance terms do not enhance an executive’s current income and therefore are independent of the Committee’s review of executive compensation.
In December 2020, the Company determined to eliminate the position of Chief Administrative Officer, and Ms. Falvey ceased employment with the Company effective as of March 1, 2021. In connection with her separation from the Company, we entered into a separation and release agreement with Ms. Falvey outlining her severance payment and benefit entitlements, which were consistent with the terms of her employment agreement.
Change-in-Control Arrangements
In the event of a change-in-control of Wyndham Hotels, the named executive officers receive cash severance payments only if their employment is terminated without cause or, if applicable, for constructive discharge following the change-in-control. Our named executive officers are not entitled to any excise tax gross-up in connection with their change-in-control arrangements. Long-term equity compensation grants made to all eligible employees, including the named executive officers, fully vest on a change-in-control. The payments and terms of our named executive officers’ change-in-control arrangements are discussed below under “Agreements with Named Executive Officers” and “Potential Payments on Termination or Change-in-Control.”
The change-in-control terms for severance payments for the named executive officers established in connection with their employment agreements and letters are generally consistent with peer group market practices and data provided by our compensation consultant. Since a potential change-in-control transaction generally results in increased stockholder value, the Committee believes that it is important to provide incentives to motivate the named executive officers to pursue and complete a potential transaction should it arise and ensure retention. Like the severance arrangements, the value of the change-in-control arrangements arises only in the context of an imminent change-in-control. The terms do not enhance the named executive officers’ current income and therefore are independent of the Committee’s review of executive compensation.
Executive Officer Stock Ownership Guidelines
Our Executive Officer Stock Ownership Guidelines are intended to align further the financial interests of executive officers with the interests of stockholders. The guidelines require our named executive officers to own our common stock with a market value at least equal to the following multiples: CEO: 4 times base salary, CFO: 2 times base salary, and all other executive officers: 1 times base salary. Named executive officers have a period of five years after first becoming an executive officer subject to the guidelines to achieve compliance with this ownership requirement. Stock ownership meeting the guidelines includes common stock and RSUs but excludes PVRSUs and stock options. As of December 31, 2021, all of the named executive officers then employed by the Company were in compliance with the stock ownership guidelines.
Policy Against Hedging and Pledging of Company Stock
Our insider trading policy contains restrictions on transactions in our securities by our Directors, executive officers and other employees who have regular access to material nonpublic information in the normal course of their duties. Under this policy, these parties are prohibited from directly or indirectly purchasing financial instruments or engaging in any derivative transactions that are designed to hedge, offset or eliminate the risk of any decrease in the market value of Company securities. These persons are also prohibited under this policy from pledging Company securities as collateral for personal loans, including holding Company securities in margin accounts.

Compensation Committee Report
The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.
COMPENSATION COMMITTEE
Bruce B. Churchill (Chair)
Myra J. Biblowit
James E. Buckman

2021 Summary Compensation Table
The following table summarizes compensation paid to our named executive officers for 2021, 2020 and 2019.
Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	All Other Compensation ($)(c)	Total ($)
Geoffrey A. Ballotti President and Chief Executive Officer	2021	1,030,011	–	13,000,000	1,600,000	2,317,524	262,004	18,209,539
	2020	676,775	–	2,250,000	2,250,000	1,158,750	168,638	6,504,163
	2019	999,999	–	2,000,000	2,000,000	1,499,999	218,864	6,718,862
Michele Allen Chief Financial Officer	2021	500,009	–	2.609,375	–	562,510	127,553	3,799,447
	2020	500,000	–	1,125,000	375,000	281,255	110,046	2,391,301
	2019	385,323	–	393,750	131,250	201,585	91,675	1,203,583
Paul F. Cash General Counsel, Chief Compliance Officer and Corporate Secretary	2021	475,002	–	2,083,334	–	534,377	122,758	3,215,471
	2020	463,463	–	937,500	312,500	260,698	121,449	2,095,610
	2019	400,000	–	750,000	250,000	300,000	104,783	1,804,783
Lisa Checchio (d) Chief Marketing Officer	2021	425,006	–	1,531,250	–	478,132	100,928	2,535,316
	2020	413,468	–	750,000	250,000	222,479	63,670	1,699,617
	2019	–	–	–	–	–	–	–
Scott LePage (d) President, the Americas	2021	425,006	–	1,437,500	–	478,132	63,649	2,404,287
	2020	–	–	–	–	–	–	–
	2019	–	–	–	–	–	–	–
Mary R. Falvey (e) Former Chief Administrative Officer	2021	100,039	–	–	–	–	3,545,980	3,646,019
	2020	510,000	–	1,125,000	375,000	382,500	156,192	2,548,692
	2019	510,000	–	1,125,000	375,000	510,000	159,376	2,679,376

(a)
Represents the aggregate grant date fair value of equity awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). A discussion of the assumptions used in calculating the fair value of such awards may be found in Note 15 to our 2021 audited financial statements of our Annual Report on Form 10-K filed with the SEC on February 16, 2022.

The grant date fair value for time-based RSUs is computed in accordance with ASC 718 and is based on the closing price of the Company’s common stock on the grant date. The grant date fair value attributable to RSUs granted in 2021 is as follows: Mr. Ballotti, $9,800,000; Ms. Allen, $2,087,500; Mr. Cash $1,666,667; Ms. Checchio, $1,225,000; and Mr. LePage, $1,150,000. For Mr. Ballotti, the grant date fair value of his RSUs includes $5,000,000 attributable to his special one-time RSU grant awarded in February 2021 in connection with the extension of his employment agreement to May 2024, which cliff vests three years following grant.
The grant date fair value attributable to PVRSUs granted in 2021 was computed in accordance with ASC 718 based upon the closing price of the Company’s common stock on the grant date and the probable outcome of the performance conditions as of the grant date. The grant date fair value attributable to PVRSUs granted in 2021 is as follows, reflecting maximum achievement of the performance conditions associated with this grant: Mr. Ballotti, $3,200,000; Ms. Allen, $521,875; Mr. Cash, $416,667; Ms. Checchio, $306,250; and Mr. LePage, $287,500. The actual value realized by each individual with respect to PVRSU awards will depend on the number of shares earned based on our actual performance for the last year of the three-year performance period measured against the performance goal established at the time of grant. No grant date fair value was included in the Summary Compensation Table for 2020 and 2019 PVRSU grants due to the fact that no amount would be earned under these awards at target performance. As discussed in the Compensation Discussion and Analysis under “Long-Term Incentive Compensation — 2019 and 2020 PVRSU Grants,” these 2019 and 2020 grants are expected to result in $0 payout as performance conditions associated with these grants will not be achieved.
(b)
For 2021, represents annual incentive compensation for 2021 paid in 2022. For 2020, represents annual incentive compensation for 2020 paid in 2021. For 2019, represents annual incentive compensation for 2019 paid in 2020.

(c)
See All Other Compensation Table below for a description of compensation included in this column.

(d)
Information is not reported for Ms. Checchio for 2019 or for Mr. LePage for 2019 or 2020 because they were not previously named executive officers for those years.

(e)
Ms. Falvey’s employment with the Company ceased on March 1, 2021.

2021 All Other Compensation Table
The All Other Compensation column in the Summary Compensation Table above includes the following for 2021.
	Mr. Ballotti ($)	Ms. Allen ($)	Mr. Cash ($)	Ms. Checchio ($)	Mr. LePage ($)	Ms. Falvey ($)
Personal use of aircraft (a)	–	–	–	–	–	–
Company automobile (b)	27,102	17,860	15,449	16,715	15,275	11,075
Financial planning services (c)	7,803	6,508	6,508	–	4,948	6,508
401(k) Company match	14,500	14,500	14,500	14,500	14,500	5,002
Deferred compensation Company match	200,852	63,751	60,563	54,188	25,500	6,002
Annual physical (d)	11,000	11,000	4,500	4,500	–	4,500
Aggregate tax gross-up (e)	–	13,187	20,688	10,278	2,876	14,119
Severance (f)	–	–	–	–	–	3,498,577
Other (g)	747	747	550	747	550	197
Total	262,004	127,553	122,758	100,928	63,649	3,545,980

(a)
On certain occasions, a spouse, family member or other guests may accompany a named executive officer on a flight. In 2021 the Compensation Committee approved limited personal use of aircraft for the CEO of up to 20 hours each year. There was no personal use of the aircraft in 2021 by the CEO. The executive is fully responsible for all personal income taxes associated with such personal use of aircraft.

(b)
Aggregate incremental cost to us of automobile benefit calculated as the aggregate Company payment less any executive contribution. The amounts for Company payment include insurance and other charges and exclude tax gross-up described below.

(c)
Amounts exclude tax gross-up described below.

(d)
Aggregate incremental cost to us of annual physical exams for our named executive officers.

(e)
Aggregate tax gross-up for our named executive officers consisted of the following: Ms. Allen, automobile, $9,502 and financial planning, $3,684; Mr. Cash, automobile, $13,874 and financial planning, $6,814; Ms. Checchio, automobile, $10,278; Mr. LePage, automobile, $1,284 and financial planning, $1,592; and Ms. Falvey, automobile, $7,305 and financial planning, $6,814.

(f)
For Ms. Falvey, severance consists of a $2,040,000 cash severance payment, a lump sum cash payment of  $29,354 representing the continuation of her supplemental medical insurance premiums for up to 18 months and related tax obligations; $12,000 for outplacement services; $1,136,610 attributable to accelerated vesting of her outstanding time-based RSUs determined by multiplying the number of vested shares (16,737) and the closing price of Company common stock ($67.91) on the settlement date of March 10, 2021 excluding the value of dividends on the accelerated RSUs ($27,258) because dividends were factored into the grant date fair value of the RSUs at the time of grant; and $280,613 attributable to accelerated vesting of her outstanding stock options determined by multiplying the number of vesting options by the excess of the closing price of Company common stock on the effective date of termination over the exercise price. In connection with her separation from employment, Ms. Falvey also became vested in her outstanding PVRSUs which will be paid on a prorated basis based on the period of employment plus twelve months (but not to exceed 100% proration), subject to actual performance achievement. It is not anticipated at this time that these PVRSUs will result in any shares subject to these awards being achieved. See below under “Agreements with Named Executive Officers — Ms. Falvey” for additional information.

(g)
Includes the value of Wyndham Rewards Points awarded to our named executive officers as well as an American Express credit card annual fee paid on behalf of our named executive officers.

In accordance with SEC rules, the value of dividends paid to our named executive officers on vesting of RSUs is not reported above because dividends were factored into the grant date fair value of these awards.

2021 Grants of Plan-Based Awards Table
The following table summarizes grants of plan-based awards made to the named executive officers in 2021.
Name	Award Type (a)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (b)			Estimated Possible Payouts Under Equity Incentive Plan Awards (c)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Ballotti	RSU	2/23/21	–	–	–	–	–	–	150,283	–	–	9,800,000
	Option	2/23/21	–	–	–	–	–	–	–	81,716	65.21	1,600,000
	PVRSUs	2/23/21	–	–	–	1	49,072	49,072	–	–	–	3,200,000
	2021 AIP	(b)	772,500	1,545,000	2,317,500	–	–	–	–	–	–	–
Ms. Allen	RSU	2/23/21	–	–	–	–	–	–	32,011	–	–	2,087,500
	PVRSUs	2/23/21	–	–	–	1	8,002	8,002	–	–	–	521,875
	2021 AIP	(b)	187,500	375,000	562,500	–	–	–	–	–	–	–
Mr. Cash	RSU	2/23/21	–	–	–	–	–	–	25,558	–	–	1,666,667
	PVRSUs	2/23/21	–	–	–	1	6,389	6,389	–	–	–	416,667
	2021 AIP	(b)	178,125	356,250	534,375	–	–	–	–	–	–	–
Ms. Checchio	RSU	2/23/21	–	–	–	–	–	–	18,785	–	–	1,225,000
	PVRSUs	2/23/21	–	–	–	1	4,696	4,696	–	–	–	306,250
	2021 AIP	(b)	159,375	318,750	478,125	–	–	–	–	–	–	–
Mr. LePage	RSU	2/23/21	–	–	–	–	–	–	17,635	–	–	1,150,000
	PVRSUs	2/23/21	–	–	–	1	4,408	4,408	–	–	–	287,500
	2021 AIP	(b)	159,375	318,750	478,125	–	–	–	–	–	–	–

(a)
RSU: RSU awards granted on February 23, 2021 which vest ratably over four years subject to continued employment through the vesting date. For Mr. Ballotti, this also includes a special, one-time RSU granted on February 23, 2021 with a grant date value of  $5.0 million, which cliff vests in February 2024.

Option: Stock options granted on February 23, 2021 which vest ratably over four years subject to continued employment through the vesting date.
PVRSUs: PVRSU awards granted on February 23, 2021 which vest subject to achievement of pre-established performance goals for the last year of the three-year performance period ending December 31, 2023 as described in footnote (c) below.
2021 AIP: Award opportunities under our 2021 annual cash incentive plan approved by the Compensation Committee on February 5, 2021.
(b)
Represents potential threshold, target and maximum annual incentive compensation for 2021 under the annual incentive program. See “Annual Incentive Compensation” in the Compensation Discussion and Analysis for more information.

Amounts actually paid for 2021 are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.
(c)
The amounts in these columns represent the range of PVRSUs that may be earned based on adjusted EBIT per share performance at the end of the three-year performance period. The threshold amount reflects the minimum number of shares that may be earned for achievement in excess of 96% of target, and the maximum amount reflects the number of shares that may be earned based on achievement at or above 100% of target. Where performance is achieved between the specified performance tiers, the number of vested PVRSUs is interpolated. The actual number of PVRSUs earned pursuant to these awards will be determined and paid following the completion of the three-year performance period based on our actual performance against the performance goal established at the time of grant as adjusted. PVRSUs, if earned, convert to our common stock on a one-for-one basis.

Ms. Falvey was not granted any awards under our 2021 long-term incentive program due to her impending departure from the Company in March 2021.
Under our 2018 Equity and Incentive Plan, all grants set forth in the table fully vest on a change-in-control. Dividends paid on our common stock are credited for unvested RSUs and PVRSUs and are paid in cash only to the extent the underlying RSUs or PVRSUs vest.

Outstanding Equity Awards at 2021 Fiscal Year-End Table
The following table summarizes the number of securities underlying outstanding plan awards for the named executive officers as of December 31, 2021.
Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, or Units That Have Not Vested ($)(a)
		Exercisable	Unexercisable
Mr. Ballotti	6/01/2018	159,982	53,328(b)	61.40	6/01/2024	10,179(c)	912,547	–	–
	2/27/2019	95,602	95,602(d)	52.44	2/27/2029	19,069(e)	1,709,536	0(f)	–
	2/25/2020	65,483	196,449(g)	53.40	2/25/2026	31,601(h)	2,833,030	42,134(i)	3,777,313
	2/23/2021	–	81,716(j)	65.21	2/23/2027	73,608(k)	6,598,957	49,072(l)	4,399,305
	2/23/2021	–	–	–	–	76,675(m)	6,873,914	–	–
Ms. Allen	6/01/2018	–	2,667(b)	61.40	6/01/2024	1,527(c)	136,896	–	–
	2/27/2019	–	6,274(d)	52.44	2/27/2029	3,754(e)	336,546	0(f)	–
	2/25/2020	–	32,742(g)	53.40	2/25/2026	15,801(h)	1,416,560	7,022(i)	629,522
	2/23/2021	–	–	–	–	32,011(k)	2,869,786	8,002(l)	717,379
Mr. Cash	6/01/2018	15,998	5,333(b)	61.40	6/01/2024	3,054(c)	273,791	–	–
	2/27/2019	11,950	11,950(d)	52.44	2/27/2029	7,151(e)	641,087	0(f)	–
	2/25/2020	9,094	27,285(g)	53.40	2/25/2026	13,167(h)	1,180,422	5,852(i)	524,632
	2/23/2021	–	–	–	–	25,558(k)	2,291,275	6,389(l)	572,774
Ms. Checchio	6/01/2018	–	–	–	–	1,222(c)	109,552	–	–
	2/27/2019	8,962	8,963(d)	52.44	2/27/2029	5,363(e)	480,793	0(f)	–
	2/25/2020	7,275	21,828(g)	53.40	2/25/2026	10,533(h)	944,283	4,681(i)	419,652
	2/23/2021	–	–	–	–	18,785(k)	1,684,075	4,696(l)	420,996
Mr. LePage	6/01/2018	–	–	–	–	1,018(c)	91,264	–	–
	2/27/2019	3,585	3,585(d)	52.44	2/27/2029	2,145(e)	192,299	0(f)	–
	2/25/2020	2,910	8,731(g)	53.40	2/25/2026	4,213(h)	377,695	1,872(i)	167,825
	6/01/2020	–	–	–	–	9,294(n)	833,207	–	–
	2/23/2021	–	–	–	–	17,635(k)	1,580,978	4,408(l)	395,177
Ms. Falvey	6/01/2018	–	–	–	–	–	–	–	–
	2/27/2019	–	–	–	–	–	–	0(f)	–
	2/25/2020	–	–	–	–	–	–	4,681(i)	419,652
	2/23/2021	–	–	–	–	–	–	–	–

(a)
Calculated using closing price of Wyndham Hotels common stock on the NYSE on December 31, 2021 of  $89.65.

(b)
Grant of stock options, which vest ratably over a period of four years on each anniversary of June 1, 2018.

(c)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of June 1, 2018.

(d)
Grant of stock options, which vest ratably over a period of four years on each anniversary of February 27, 2019.

(e)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2019.

(f)
Grant of PVRSUs which was scheduled to vest following the conclusion of a three-year performance period ending on December 31, 2021 based on actual three-year cumulative EBIT, as adjusted, as measured against the pre-established performance tiers. Our cumulative three-year EBIT performance, as adjusted, resulted in zero payout under these PVRSU awards.

(g)
Grant of stock options, which vest ratably over a period of four years on each anniversary of February 27, 2020.

(h)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2020.

(i)
Grant of PVRSUs which vests following the conclusion of a three-year performance period ending on December 31,

2022 based on actual three-year cumulative EBIT, as adjusted, as measured against the pre-established performance tiers. Amount reported represents the maximum number of shares which may be earned; however, based on cumulative performance through the year-ended December 31, 2021, it is expected that these awards will result in zero payout.
(j)
Grant of stock options, which vest ratably over a period of four years on each anniversary of February 27, 2021.

(k)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of February 27, 2021.

(l)
Grant of PVRSUs which vests following the conclusion of a three-year performance period ending on December 31, 2023 based on actual EBIT, as adjusted, for fiscal 2023, as measured against the pre-established performance tiers. Amount reported represents the maximum number of shares which may be earned.

(m)
Grant of RSUs, which cliff vest on February 27, 2024.

(n)
Grant of RSUs, which vest ratably over a period of four years on each anniversary of June 1, 2020.

2021 Option Exercises and Stock Vested Table
The following table summarizes the exercise of stock options and vesting of RSUs in 2021 with respect to the common stock of Wyndham Hotels.
Name	Option Awards			Stock Awards
	Date	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Date	Number of Wyndham Hotels Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Mr. Ballotti	–	–	–	6/01/2021(c)	10,179	774,622
	–	–	–	2/27/2021(d)(e)	20,068	1,310,039
Ms. Allen	11/18/2021	25,184	788,724	6/01/2021(c)	1,527	116,205
	–	–	–	2/27/2021(d)(e)	7,143	466,295
Mr. Cash	–	–	–	6/01/2021(c)	3,053	232,333
	–	–	–	2/27/2021(d)(e)	7,965	519,955
Ms. Checchio	–	–	–	6/01/2021(c)	1,221	92,918
	–	–	–	2/27/2021(d)(e)	6,193	404,279
Mr. LePage	–	–	–	6/01/2021(c)	4,115	313,152
	–	–	–	2/27/2021(d)(e)	2,477	161,699
Ms. Falvey	11/22/2021	80,710	2,429,238	3/10/2021	16,737	1,136,610
	–	–	–	2/27/2021(d)	10,629	693,861

(a)
Amount in this column reflects the number of options exercised multiplied by the excess of the fair market value per share at the time of exercise over the exercise price.

(b)
Amounts in this column reflect the number of shares vested multiplied by the closing market price per share on the vesting date or settlement date (or the immediately preceding trading day if the vesting or settlement date fell on a date on which there was no trading on the NYSE), as applicable, as follows: February 27, 2021, $65.28; March 10, 2021, $67.91; and June 1, 2021, $76.10.

(c)
RSUs granted on June 1, 2018, 25% of which vested on June 1, 2021.

(d)
RSUs granted on February 27, 2019, 25% of which vested on February 27, 2021.

(e)
RSUs granted on February 25, 2020, 25% of which vested on February 27, 2021.

2021 Nonqualified Deferred Compensation Table
The following table provides information regarding 2021 nonqualified deferred compensation for the named executive officers under our Officer Deferred Compensation Plan. One of our named executive officers had a balance under our Savings Restoration Plan (under which plan there are no matching Company contributions) which is also reflected in the below table.
Name	Executive Contributions in 2021 ($)(a)	Company Contributions in 2021 ($)(b)	Aggregate Earnings in 2021 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2021 ($)(d)
Mr. Ballotti	200,852	200,852	741,534	–	6,666,877
Ms. Allen	63,751	63,751	18,378	(51,195)	407,449
Mr. Cash	60,563	60,563	65,888	–	842,553
Ms. Checchio	54,188	54,188	18,083	–	175,849
Mr. LePage Officer Deferred Compensation Plan Savings Restoration Plan	25,500	25,500	9,643	–	157,229
	–	–	24,362	–	109,675
Ms. Falvey	6,002	6,002	816,418	(4,431,135)	–

(a)
All amounts are included as 2021 compensation in the Summary Compensation Table above. Includes amounts applicable to 2021 annual incentive compensation paid in 2022.

(b)
All amounts are reported as 2021 compensation in the All Other Compensation Table above. Includes amounts applicable to 2021 annual incentive compensation paid in 2022.

(c)
Represents gains or losses in 2021 on investment of aggregate balance.

(d)
Salary and annual incentive compensation deferred under the Officer Deferred Compensation Plan, as well as Company contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned.

Our Officer Deferred Compensation Plan and our Savings Restoration Plan are described above under Compensation Discussion and Analysis. The aggregate balances of the named executive officers are invested based on the executive’s investment election made at the time of enrollment. Executives may change their investment elections during the year. For 2021, we offered a range of investment options consisting of various mutual funds including money market, index, debt and equity funds.
Agreements with Named Executive Officers
The following describes our employment, termination and related arrangements with our named executive officers. Additional information regarding the termination arrangements of our named executive officers can be found under Potential Payments on Termination or Change-in-Control.
Mr. Ballotti
Employment Agreement.   In June 2018, we entered into an employment agreement with Mr. Ballotti with a term expiring in May 2021. In February 2021, we entered into an amendment and restatement of Mr. Ballotti’s employment agreement with an effective date of February 23, 2021 and extending his term of employment through May 2024.
Mr. Ballotti’s agreement, as amended and restated, provides for a minimum base salary of $1,030,000, annual incentive compensation with a target amount equal to 150% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers, as well as up to 20 hours per year of personal use of an aircraft made available by the Company.

Mr. Ballotti’s agreement provides that if his employment is terminated without cause or due to a constructive discharge, he will be entitled to: a lump-sum payment equal to 299% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. Ballotti with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Company will reimburse him for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.
In the event of a without cause or constructive discharge termination, all of Mr. Ballotti’s then-outstanding time-based equity awards that would otherwise vest within the one year following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards (including restricted stock units but excluding stock options and stock appreciation rights) would vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals.The provisions of the employment agreement relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Mr. Ballotti’s entitlement to the foregoing severance payments and benefits under his employment agreement is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
The agreement provides for customary restrictive covenants, including non-competition and non-solicitation covenants effective during the period of employment and (i) for one year following termination of employment for any reason, if Mr. Ballotti’s employment terminates after expiration of the term of the employment agreement, or (ii) for two years following termination of employment for any reason, if Mr. Ballotti’s employment terminates during the three-year term of the employment agreement.
Ms. Allen
Employment Agreement.   In December 2019, in connection with Ms. Allen’s appointment as our CFO, we entered into an employment agreement with Ms. Allen with an effective date of December 3, 2019 and a three-year term expiring in December 2022.
Ms. Allen’s agreement provides for a minimum base salary of  $500,000, annual incentive compensation with a target amount equal to 75% of her base salary subject to meeting performance goals, grants of equity incentive awards as determined by the Committee, employee benefits generally offered to eligible full-time employees, and perquisites generally offered to similarly situated senior executive officers.
Ms. Allen’s agreement provides that if her employment is terminated without cause or due to a constructive discharge, she will be entitled to: a lump-sum payment equal to 200% of the sum of her then-current base salary, plus the highest annual incentive compensation award paid to Ms. Allen with respect to the three years immediately preceding the year in which her employment is terminated (but in no event will the annual incentive compensation portion exceed her then-target incentive compensation award, and if she is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be Ms. Allen’s then-target incentive compensation award). In addition, if she elects to continue health plan coverage in accordance with COBRA, the Company will reimburse her for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if she becomes eligible for coverage from a subsequent employer.
In the event of a without cause or constructive discharge termination, all of Ms. Allen’s then-outstanding time-based equity awards granted on or after December 3, 2019 that otherwise would vest within the one year following such termination will vest, and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards would vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals. The provisions of the employment agreement relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Ms. Allen’s entitlement to the foregoing severance payments and benefits under her employment agreement is subject to her timely execution and non-revocation of a general release of claims in favor of the Company.
The agreement provides for customary restrictive covenants, including non-competition and non-solicitation covenants effective during the period of employment and (i) for one year following termination of employment for any reason, if Ms. Allen’s employment terminates after expiration of the term of the employment agreement, or (ii) for two years following termination of employment for any reason, if Ms. Allen’s employment terminates during the initial three-year term of the employment agreement.
Mr. Cash
Employment Letter.   In May 2018, we entered into an employment letter with Mr. Cash with an effective date of June 1, 2018.
Mr. Cash’s employment letter provides for a minimum base salary of  $400,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.
Mr. Cash’s employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. Cash with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then target incentive compensation award, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then target annual incentive compensation award). In addition, if he elects to continue health plan coverage in accordance with COBRA, the Company will reimburse him for the costs associated with continued COBRA health coverage for up to 18 months, terminable earlier if he becomes eligible for coverage from a subsequent employer.
In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. Cash’s then-outstanding time-based equity awards that would otherwise vest within the twelve-month period following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards (other than stock options and stock appreciation rights) will vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals. The provisions of the employment letter relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Mr. Cash’s entitlement to the foregoing severance payments and benefits under his employment letter is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
Ms. Checchio
Employment Letter.   In February 2020 we entered into an employment letter with Ms. Checchio with an effective date of February 15, 2020.

Ms. Checchio’s employment letter provides for a minimum base salary of  $425,000, annual incentive compensation with a target amount equal to 75% of her base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.
Ms. Checchio’s employment letter provides that if her employment is terminated by the Company other than for cause, but not including termination due to death or disability, she will be entitled to a lump-sum payment equal to 200% of the sum of her then-current base salary plus the highest annual incentive compensation award paid to Ms. Checchio with respect to the three years immediately preceding the year in which her employment is terminated (but in no event will the annual incentive compensation portion exceed her then current base salary, and if she is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than her then current base salary).
In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Ms. Checchio’s then-outstanding time-based equity awards that would otherwise vest within the twelve-month period following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards (other than stock options and stock appreciation rights) will vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals. The provisions of the employment letter relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Ms. Checchio’s entitlement to the foregoing severance payments and benefits under her employment letter is subject to her timely execution and non-revocation of a general release of claims in favor of the Company.
Mr. LePage
Employment Letter.   In May 2020 we entered into an employment letter with Mr. LePage with an effective date of June 1, 2020.
Mr. LePage’s employment letter provides for a minimum base salary of  $425,000, annual incentive compensation with a target amount equal to 75% of his base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers.
Mr. LePage’s employment letter provides that if his employment is terminated by the Company other than for cause, but not including termination due to death or disability, he will be entitled to a lump-sum payment equal to 200% of the sum of his then-current base salary plus the highest annual incentive compensation award paid to Mr. LePage with respect to the three years immediately preceding the year in which his employment is terminated (but in no event will the annual incentive compensation portion exceed his then current base salary, and if he is terminated before completion of the first three years following the effective date of the agreement, the annual incentive compensation portion will be no less than his then current base salary).
In the event of a termination by the Company other than for cause, but not including termination due to death or disability, all of Mr. LePage’s then-outstanding time-based equity awards that would otherwise vest within the twelve-month period following such termination will vest and any such awards that are stock options or stock appreciation rights will remain exercisable until the earlier of two years following such termination and the original expiration date of such awards. Any then-outstanding performance-based equity incentive awards (other than stock options and stock appreciation rights) will vest and be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals. The provisions of the employment letter relating to equity awards do not supersede any right to acceleration of vesting of such awards in the event of a change-in-control, death or disability as provided for in the 2018 Equity and Incentive Plan and award agreements. Mr. LePage’s entitlement to the foregoing severance pay under his employment letter is subject to his timely execution and non-revocation of a general release of claims in favor of the Company.
Ms. Falvey
Employment Letter.   In May 2018, we entered into an employment letter with Ms. Falvey with an effective date of June 1, 2018.
On March 1, 2021, the Company eliminated the role of Chief Administrative Officer, and Ms. Falvey ceased employment with the Company as of that date.
Ms. Falvey’s employment letter provided for a minimum base salary of  $510,000, annual incentive compensation with a target amount equal to 100% of her base salary subject to meeting performance goals, grants of equity incentive compensation as determined by the Committee and employee benefits and perquisites generally available to our executive officers. The employment letter also provided for the following benefits upon termination of employment without cause: a lump-sum payment equal to 200% of the sum of her then-current base salary plus the highest annual incentive compensation award paid to her with respect to the three years immediately preceding the year in which her employment is terminated (with the annual incentive compensation portion in no event to exceed 100% of her then-current base salary, and in the event of her termination within the three year period following the effective date of her employment letter, the annual incentive compensation portion would be no less than her then target annual incentive compensation award); if she were to elect to continue health plan coverage in accordance with COBRA, the Company would reimburse her for the costs associated with such continued COBRA health coverage for up to 18 months, terminable earlier if she becomes eligible for health and medical benefits from a subsequent employer; vesting of her outstanding time-based equity awards that would otherwise vest within one year following termination, with stock options remaining exercisable for two years following termination, or if earlier, until the original expiration date; and vesting of her outstanding performance-based equity awards to be paid on a prorated basis following the performance period based on the period of employment plus twelve months (but not to exceed 100% proration), subject to achievement of performance goals.
Separation and Release Agreement.   In connection with Ms. Falvey’s ceasing to serve as our Chief Administrative Officer, in January 2021 we entered into a separation and release agreement providing for separation consideration in connection with her separation effective March 1, 2021 consistent with the terms of her employment letter, as described above. In connection with her March 1, 2021 separation date, Ms. Falvey became entitled to a lump sum severance payment equal to two times the sum of her base salary rate in effect during her role as Chief Administrative Officer and target bonus, for a total cash payment of  $2,040,000. With respect to her outstanding equity awards, Ms. Falvey became entitled to accelerated vesting of 16,737 time-vested RSUs and 30,541 stock options on her March 1, 2021 termination date. Ms. Falvey’s 2019 and 2020 PVRSU grants will vest and be paid, subject to achievement of performance goals, on a prorated basis following the respective performance periods based on the period of employment plus twelve months (but not to exceed 100% proration). In addition, Ms. Falvey is eligible for continuing health coverage under COBRA at her own expense, for which Ms. Falvey will receive a lump sum cash payment of  $29,354, representing the estimated cost of 18 months of premiums for such coverage. Under the agreement, Ms. Falvey is subject to customary restrictive covenants, including non-solicitation, non-interference and non-competition covenants, effective for twelve months after termination of employment. All of the foregoing benefits were conditioned upon execution and non-revocation of a waiver and release of claims against the Company.

Potential Payments on Termination or Change-in-Control
The following table describes the potential payments and benefits to which the named executive officers who served during 2021 would be entitled upon termination of employment or change-in-control. The payments described in the table are based on the assumption that the termination of employment or change-in-control occurred on December 31, 2021. For a description of the severance payments and benefits to which Ms. Falvey became entitled in connection with her separation from employment in March 2021, see above under “Agreements with Named Executive Officers — Ms. Falvey.”
Name	Termination Event	Cash Severance ($)(a)	Continuation Of Medical Benefits ($)(b)	Acceleration of Equity Awards ($)(c)	Total Termination Payments ($)
Mr. Ballotti	Voluntary Resignation, Retirement, Involuntary Termination for Cause	–	–	–	–
	Death or Disability	–	–	44,705,955	44,705,955
	Termination without Cause or Constructive Discharge	7,699,250	45,701	20,648,812	28,393,763
	Qualifying Termination Following Change-in-Control	7,699,250	45,701	44,705,955	52,450,906
Ms. Allen	Voluntary Resignation, Retirement, Involuntary Termination for Cause	–	–	–	–
	Death or Disability	–	–	7,826,689	7,826,689
	Termination without Cause or Constructive Discharge	1,750,000	40,151	3,414,457	5,204,608
	Qualifying Termination Following Change-in-Control	1,750,000	40,151	7,826,689	9,616,840
Mr. Cash	Voluntary Resignation, Retirement, Involuntary Termination for Cause	–	–	–	–
	Death or Disability	–	–	7,495,740	7,495,740
	Termination without Cause or Constructive Discharge	1,662,500	45,701	3,597,031	5,305,232
	Qualifying Termination Following Change-in-Control	1,662,500	45,701	7,495,740	9,203,941
Ms. Checchio	Voluntary Resignation, Retirement, Involuntary Termination for Cause	–	–	–	–
	Death or Disability	–	–	5,504,629	5,504,629
	Termination without Cause or Constructive Discharge	1,487,500	–	2,536,909	4,024,409
	Qualifying Termination Following Change-in-Control	1,487,500	–	5,504,629	6,992,129
Mr. LePage	Voluntary Resignation, Retirement, Involuntary Termination for Cause	–	–	–	–
	Death or Disability	–	–	4,216,541	4,216,541
	Termination without Cause or Constructive Discharge	1,487,500	–	1,717,734	3,205,234
	Qualifying Termination Following Change-in-Control	1,487,500	–	4,216,541	5,704,041

(a)
Cash severance payable upon a Qualifying Termination Following Change-in-Control assumes that the employment of the named executive officer was terminated on a change-in-control as a termination without cause or, as applicable, a constructive discharge.

(b)
Represents 18 months’ reimbursement for continued health plan coverage in accordance with COBRA if elected by the executive officer.

(c)
Calculated using closing price of Wyndham Hotels common stock on the NYSE on December 31, 2021 of  $89.65. This table assumes that all unvested equity awards to which the executive would be entitled vested on December 31, 2021. Upon a change-in-control, all grants made under our 2018 Equity and Incentive Plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved whether or not the executive’s employment is terminated. Upon a termination without cause or constructive discharge, the number of PVRSUs that each NEO would ultimately receive would be subject to performance achievement, but solely for purposes of this table, maximum performance achievement is assumed.
Accrued Pay.   The amounts shown in the table above do not include payments and benefits, including accrued salary and annual incentive compensation, to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.
Deferred Compensation.   The amounts shown in the table do not include distributions of aggregate balances under the Officer Deferred Compensation Plan. Those amounts are shown in the Nonqualified Deferred Compensation Table above.
Covered Terminations.   The table assumes a termination of employment that is eligible for severance or other benefits under the terms of the named executive officers’ employment agreement and our 2018 Equity and Incentive Plan.
•
A termination of an executive officer is for cause if it is for any of the following reasons: the executive’s willful failure to substantially perform his or her duties as our employee (other than any such failure resulting from incapacity due to physical or mental illness); any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against us or the executive’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); the executive’s gross negligence in the performance of his or her duties; or the executive purposefully or negligently makes (or has been found to have made) a false certification to us pertaining to our financial statements.

•
Under the employment agreements of Mr. Ballotti and Ms. Allen, a constructive discharge means the occurrence of any material breach or failure by us to fulfill our obligations under the executive’s employment agreement; any material reduction in base salary or target award opportunity under our annual incentive plan; any material diminution in the executive’s authority, duties or responsibilities; a required relocation of over fifty miles; our decision not to renew his or her employment agreement; or an acquiring company does not agree to assume the executive’s employment agreement.

•
A without cause termination occurs if the executive’s employment is terminated other than due to death, disability or for cause.

Acceleration of Equity Awards.   Upon a change-in-control as defined in our 2018 Equity and Incentive Plan, grants made to all eligible employees, including the named executive officers, under the plan fully vest and any performance conditions imposed with respect to awards are deemed to be fully achieved. Under the individual agreements for awards, all awards fully vest on the death or disability of the named executive officer. The table does not reflect a reduction in shares that would be withheld for taxes on vesting.
Under our 2018 Equity and Incentive Plan, a change-in-control generally means any person or persons (other than us, any fiduciary holding securities under a Company employee benefit plan or any of our subsidiaries) becomes the beneficial owner of 30 percent or more of our outstanding voting shares, a merger of Wyndham Hotels or any of our subsidiaries is consummated with another company, consummation of a plan of liquidation of the Company or at least 40 percent of our assets are sold (and following each of the foregoing events, a majority of our pre-change-in-control Board does not constitute a majority of the surviving or purchasing entity’s board); or individuals who presently make up our Board or who become members of our Board with the approval of at least two-thirds of our existing Board (other than a new Director who assumes office in connection with an actual or threatened election contest) cease to be at least a majority of the Board.
Payments Upon Change-in-Control.   For our named executive officers, severance payments in connection with a change-in-control are made only if the executive suffers a covered termination of employment. The table assumes that the employment of these executives was terminated on a change-in-control as a constructive discharge or termination without cause. Grants made under our 2018 Equity and Incentive Plan fully vest on a change-in-control whether or not the executive’s employment is terminated.
2021 Pay Ratio Disclosure
We provide the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. As there has been no change in our employee population or compensation arrangements in the past year that we believe would significantly impact the pay ratio disclosure, we are using the same median employee identified for 2020. For purposes of determining our pay ratio for 2021, the median of the annual total compensation of all employees of our Company (other than our CEO) was $36,102 and the annual total compensation of our CEO was $18,223,275. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees for 2021 was 505 to 1. This pay ratio disclosure is a reasonable estimate calculated in a manner consistent with SEC rules and guidance.
In determining our pay ratio, we combined all of the elements of our median employee’s compensation for 2021 in accordance with the reporting requirements used for the Summary Compensation Table plus the value attributable to health benefits provided under our non-discriminatory benefit plans, resulting in the annual total compensation amount reported above. With respect to our CEO’s annual total compensation, we used the amount reported in the Total column in the 2021 Summary Compensation Table above plus the value attributable to health benefits provided under our non-discriminatory benefit plans.2
Related Party Transactions
Wyndham Hotels is a party to an Aircraft Timesharing Agreement with a limited liability company owned by Mr. Holmes’ immediate family (the “Holmes LLC”) pursuant to which the Holmes LLC granted us the right to use the aircraft that it owns on a timesharing basis in accordance with, and subject to the reimbursement of certain operating costs and expenses as provided in, the federal aviation regulations. Since January 1, 2021, we paid operating costs and expenses under this timesharing agreement of  $133,937, which were paid in the first quarter of 2022. The Holmes LLC is solely responsible for the physical and technical operation of the aircraft, aircraft maintenance and the cost of maintaining aircraft liability insurance, as provided in the federal aviation regulations.
From time to time, Mr. Holmes has made passive investments in entities involved in the financing and development of hotel properties for which Wyndham Hotels serves as a franchisor or manager. In each case, Mr. Holmes owns less than 10% of the entity, possesses no substantive voting rights, is not a general partner, manager or executive of the entity and does not otherwise possess any control over the entity. In accordance with our Director Code of Conduct and Ethics, Mr. Holmes reviewed each investment transaction in advance with our Corporate Governance Committee Chair. In the future, Mr. Holmes may make similar investments or enter into similar transactions to support the financing and development of hotel properties franchised, managed or otherwise affiliated with Wyndham Hotels.

2
As permitted by SEC rules, the amount attributable to these health benefits ($13,736) is not included in our CEO’s total compensation reported above in the 2021 Summary Compensation Table.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our stockholders to cast a non-binding advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis and in the tabular and accompanying narrative disclosure regarding named executive officer compensation. We encourage you to read the Compensation Discussion and Analysis and the tables and narratives for the details on the 2021 compensation of our named executive officers. This advisory vote to approve named executive officer compensation allows stockholders to provide direct input on important issues relating to executive compensation.
Because your vote is advisory, it will not be binding upon or overrule any decisions of the Board, nor will it create or imply any additional fiduciary duty on the part of the Board. However, the Committee values the opinions expressed by stockholders in their vote on this proposal and will take into account the outcome of the vote when considering executive compensation arrangements in the future.
Executive Compensation Program
Our Compensation Strategy.   As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to:
•
support a high-performance environment by linking compensation with performance for the benefit of stockholders;

•
attract, motivate and retain key executives who are crucial to our long-term success;

•
provide our executives with market-competitive compensation consistent with comparable companies; and

•
support a long-term focus for our executives that aligns their interests with the interests of our stockholders.

Program Highlights.   As discussed in the Compensation Discussion and Analysis under “Our Executive Compensation Program Aligns with Stockholder Interests,” we employ a pay-for-performance approach and seek to ensure that our executive compensation program aligns with the interests of our stockholders, including:
•
Our annual incentive compensation program requires achievement of performance metrics designed to incentivize high performance and achievement of financial and strategic goals, thus enhancing value for our stockholders.

•
Under the 2021 annual incentive compensation program approved by our independent Compensation Committee, the Committee determined to set two financial performance objectives reflecting the continued uncertainty due to the COVID-19 pandemic. A Liquidity performance metric measured at June 30, 2021 was established by the Compensation Committee in February 2021, reflecting the importance to our business of cash flow and liquidity during this continued period of uncertainty, and a full year adjusted EBITDA performance metric was established by the Compensation Committee in July 2021 as the second performance metric under the program, reflecting the importance to our business of this profitability metric as the economy continued to recover from the pandemic impact. The Compensation Committee also established in February 2021 a full year strategic performance metric of Global Net Room Growth as a strategic metric which drives earnings.

•
Equity awards granted to our named executive officers, which constitute a majority of our executives’ target annual total compensation and vest over multi-year periods, align the interests of our executives and stockholders.

•
Our long-term incentive compensation program for 2021, approved in February 2021, included a performance-based equity incentive award, the vesting of which is contingent upon achievement of an adjusted EBIT per share measured over the last year in the three-year performance period, which was designed to incentivize medium-term high performance and value growth for our stockholders. Our long-term incentive compensation program also includes RSUs, and for our CEO, stock options, each subject to multi-year vesting to retain our executives and designed to align the interests of our executives and stockholders and to incentivize them to achieve strong financial performance and drive longer-term stock price appreciation.

•
The Compensation Committee determined that, for 2021 alone, the equity allocation mix with greater emphasis on time based multi-year RSUs than in prior years, was appropriate given the continued uncertainty associated with the COVID-19 pandemic. In returning to a more normalized structure for 2022, the Committee approved the following approach in March 2022, where it established a more performance-based approach reflecting the substantial economic lessening of the impact of the pandemic: (1) for the CEO, 2022 LTI consists of 50% PVRSUs and 50% time based RSUs, with no additional PVRSU modifier, and (2) for the other NEOs, 2022 LTI consists of 25% PVRSUs and 75% time based RSUs, with no additional PVRSU modifier.

•
In connection with the February 2021 three-year extension of the employment agreement of our CEO Geoffrey Ballotti, to May 2024, the Compensation Committee approved a special, one-time CEO equity award consisting of a RSU award having a grant value of  $5.0 million, subject to three-year cliff vesting in February 2024. As discussed in the Compensation Discussion and Analysis above, the Compensation Committee considered among other factors the extraordinary leadership demonstrated by the CEO in navigating the unprecedented challenges of the pandemic, the significant stockholder value created under our CEO’s leadership, the importance of continuity in executing our strategy under such highly successful leadership with continued focus on innovation, operational and financial excellence, and ESG stewardship. Combined with the three-year cliff vesting provision, the Committee viewed this special, one-time award to be appropriate value, with the objective of producing strong positive operational and financial outcomes, both in the near-term and for the longer term.

Performance Highlights.   We believe our executive compensation program provides our named executive officers robust incentives to achieve strong strategic and financial performance. As discussed in the Compensation Discussion and Analysis, we believe our performance under the unprecedented conditions created by COVID-19 and the superior financial and operational achievement for 2021, along with substantial stockholder value creation, demonstrate the tireless efforts, commitment and resiliency of our senior management and team members worldwide.
Recommendation for Approval
For the reasons discussed above and in our Compensation Discussion and Analysis, the Board recommends that our stockholders vote in favor of the following resolution:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers described in the Compensation Discussion and Analysis and the tabular and related narrative disclosure regarding named executive officer compensation included in this proxy statement pursuant to the compensation disclosure rules of the SEC.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 3: RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm to conduct an integrated audit of our consolidated financial statements and internal control over financial reporting for the year ending December 31, 2022. The Board seeks an indication from stockholders of their approval or disapproval of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm (“auditor”) for 2022. The Audit Committee will consider the outcome of our stockholders’ vote in connection with the selection of our auditor but is not bound by the vote. If the appointment is not ratified, the Audit Committee will consider whether a different independent auditor should be selected.
Deloitte served as our auditor for 2021. No relationship exists between Deloitte and us other than the usual relationship between auditor and client. Representatives of Deloitte will be present at the annual meeting and available to respond to appropriate questions and will have the opportunity to make a statement if such representatives desire to do so.
Disclosure about Fees
For the years ended December 31, 2021 and 2020, we engaged Deloitte to perform professional audit services for the integrated audit of our financial statements and internal control over financial reporting for the years ended December 31, 2021 and 2020, as well as for other services during this period in the following categories and amounts.
Type of Fees	2021	2020
Audit Fees	$3,291,000	$3,409,000
Audit-Related Fees	268,000	317,000
Tax Fees	782,000	952,000
All Other Fees	324,000	—
Total	$4,665,000	$4,678,000
In the above table, in accordance with the SEC’s definitions and rules, Audit Fees represent fees billed for the integrated audit of our annual financial statements and internal control over financial reporting included in our Annual Report on Form 10-K for 2021 and 2020, review of interim financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2021 and 2020 and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
Audit-Related Fees represent fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including review of the Company’s internal controls (other than as required as part of the integrated audit), including reports under Statement on Standards for Attestation Engagements No. 18, Attestation Standards: Clarification and Recodification, including System and Organization Controls Reports, and due diligence services related to acquisitions and dispositions.
Tax Fees for 2021 represent $464,000 in fees billed for tax advice and tax planning and $318,000 in fees for tax compliance, which may include the preparation of tax returns, tax refund claims and/or tax payment planning.
All Other Fees represent fees billed for any services not included in the first three categories, including permitted services primarily related to conducting operational quality assessments of property adherence with corporate brand standards.

Pre-Approval of Audit and Non-Audit Services
Under the Audit Committee charter, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services to be performed for us by our auditor. The Audit Committee maintains a policy regarding pre-approval of all audit and non-audit services provided by our auditor. Under the policy, the Audit Committee pre-approves on an annual basis certain audit, audit-related, tax and other services to be provided by our auditor. On an ongoing basis, management communicates specific projects and categories of service relating to audit, audit-related, tax and other services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the auditor.
The Audit Committee discusses with Deloitte the nature of the services being performed as well as considerations with respect to the independence of Deloitte. On a quarterly basis, management and Deloitte report to the Audit Committee regarding the actual fees incurred for all services provided by the auditor. For 2021, all of the audit, audit-related, tax and all other fees listed in the table above were pre-approved by the Audit Committee pursuant to the Audit Committee’s pre-approval policy.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ADOPTION OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appendix
Non-GAAP Financial Information and Forward-Looking Statements
WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS
(In millions)
The tables below reconcile certain non-GAAP financial measures. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors’ understanding of the overall impact of such adjustments. We believe that adjusted EBITDA, adjusted net income and adjusted EPS financial measures provide useful information to investors about us and our financial condition and results of operations because these measures are used by our management team to evaluate our operating performance and make day-to-day operating decisions and adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. These measures also assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. These non-GAAP reconciliation tables should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.
Reconciliation of Net Income/(Loss) to Adjusted EBITDA:
	Year Ended December 31, 2021	Year Ended December 31, 2020
Net income/(loss)	$244	$(132)
Provision for/(benefit from) income taxes	91	(26)
Depreciation and amortization	95	98
Interest expense, net	93	112
Early extinguishment of debt (a)	18	—
Stock-based compensation expense	28	19
Development advance notes amortization (b)	11	9
Impairments, net (c)	6	206
Separation-related expenses (d)	3	2
Restructuring costs (e)	—	34
Transaction-related expenses, net (f)	—	12
Foreign currency impact of highly inflationary countries (g)	1	2
Adjusted EBITDA	$590	$336

(a)
Relates to the redemption premium and non-cash expenses associated with the early redemption of the Company’s 5.375% senior unsecured notes. These expenses were recorded in interest expense, net on the Company’s income/(loss) statement.

(b)
Represents the non-cash amortization of development advance notes, which is now excluded from adjusted EBITDA to reflect how the Company’s chief operating decision maker reviews operating performance.

(c)
2021 represents a non-cash charge to reduce the carrying values of the Company’s owned hotels long-lived assets to their fair value in connection with the Company’s Board approval of a plan to sell these assets in 2022. 2020 represents a non-cash charge to reduce the carrying values of certain intangible assets to their fair values principally attributable to higher discount rates primarily resulting from increased share price volatility, partially offset by $3 million of cash proceeds from a previously impaired asset.
(d)
Represents costs associated with the Company’s spin-off from Wyndham Worldwide.

(e)
Represents charges associated with restructuring initiatives implemented in response to the effects on travel demand as a result of COVID-19.

(f)
Primarily relates to integration costs incurred in connection with the Company’s acquisition of La Quinta.

(g)
Relates to the foreign currency impact from hyper-inflation in Argentina, which is reflected in operating expenses on the income statement.

WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS (continued)
(In millions, except per share data)
Reconciliation of Net Income/(Loss) and Diluted Earnings/(Loss) per Share to Adjusted Net Income and Adjusted Diluted EPS:
	Year Ended December 31,
	2021	2020
Diluted earnings/(loss) per share	$2.60	(1.42)
Net income/(loss)	$244	(132)
Adjustments:
Early extinguishment of debt (a)	18	—
Acquisition-related amortization expense (b)	38	37
Impairments, net	6	206
Separation-related expenses	3	2
Foreign currency impact of highly inflationary countries	1	2
Restructuring costs	—	34
Transaction-related expenses, net	—	12
Total adjustments before tax	66	293
Income tax provision (c)	13	65
Total adjustments after tax	53	228
Adjusted net income	$297	96
Adjustments — EPS impact	0.56	2.45
Adjusted diluted EPS	$3.16	1.03
Diluted weighted average shares outstanding	93.9	93.5

(a)
Relates to the redemption premium and non-cash expenses associated with the early redemption of the Company’s 5.375% senior unsecured notes. These expenses were recorded in interest expense, net on the Company’s income/(loss) statement.

(b)
Reflected in depreciation and amortization on the income/(loss) statement.

(c)
Reflects the estimated tax effects of the adjustments.

WYNDHAM HOTELS & RESORTS
NON-GAAP RECONCILIATIONS (continued)
(in millions)
Free Cash Flow:
We define free cash flow to be net cash provided by operating activities less property and equipment additions, which we also refer to as capital expenditures. We believe free cash flow to be a useful operating performance measure to us and investors to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions and investments, as well as our ability to return cash to shareholders through dividends and share repurchases. Free cash flow is not necessarily a representation of how we will use excess cash. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Hotels is that free cash flow does not represent the total cash movement for the period as detailed in the condensed consolidated statement of cash flows.
	Year Ended December 31, 2021
	2021	2020
Net cash provided by operating activities (a)	$426	$67
Less: Property and equipment additions	(37)	(33)
Free cash flow	$389	$34

(a)
2020 includes $66 million of payments in connection with our restructuring initiatives, our acquisition of La Quinta and our spin-off from Wyndham Worldwide.

DEFINITIONS
Adjusted Net Income and Adjusted Diluted EPS:   Represents net income (loss) and diluted earnings (loss) per share excluding acquisition-related amortization, impairment charges, restructuring and related charges, contract termination costs, transaction-related items (acquisition-, disposition-, or separation-related) and foreign currency impacts of highly inflationary countries. The Company calculates the income tax effect of the adjustments using an estimated effective tax rate applicable to each adjustment.
Adjusted EBITDA:   Represents net income/(loss) excluding net interest expense, depreciation and amortization, early extinguishment of debt charges, impairment charges, restructuring and related charges, contract termination costs, transaction-related items (acquisition-, disposition-, or separation-related), foreign currency impacts of highly inflationary countries, stock-based compensation expense, income taxes and development advance notes amortization. Adjusted EBITDA is a financial measure that is not recognized under U.S. GAAP and should not be considered as an alternative to net income /(loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definition of adjusted EBITDA may not be comparable to similarly titled measures of other companies.
During the first quarter of 2021, the Company modified the definition of adjusted EBITDA to exclude the amortization of development advance notes to reflect how the Company’s chief operating decision maker reviews operating performance beginning in 2021. The Company has applied the modified definition of adjusted EBITDA to all periods presented.
Average Daily Rate (ADR):   Represents the average rate charged for renting a lodging room for one day.
Average Occupancy Rate:   Represents the percentage of available rooms occupied during the period.
Constant Currency:   Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods (foreign currency translation) and the impact caused by any foreign exchange related activities (i.e., hedges, balance sheet remeasurements and/or adjustments).
RevPAR:   Represents revenue per available room and is calculated by multiplying Average Occupancy Rate by ADR.
FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of federal securities laws. These statements include, but are not limited to, Wyndham Hotels’ current views and expectations regarding its strategy and the future performance of its business, including its financial results, its liquidity and capital resources, statements related to the coronavirus pandemic (“COVID-19”) and other non-historical statements. Forward-looking statements include those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Hotels makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “outlook,” “guidance,” “target,” “estimate,” “projection” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Hotels to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.
Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, general economic conditions; the continuation or worsening of the effects from the COVID-19 pandemic; its scope, duration, resurgence and impact on the Company’s business operations, financial results, cash flows and liquidity, as well as the impact on the Company’s franchisees and property owners, guests and team members, the hospitality industry and overall demand for travel; the success of the Company’s mitigation efforts in response to the COVID-19 pandemic; the Company’s performance during the recovery from the COVID-19 pandemic and any resurgence or mutations of the virus; various actions governments, businesses and individuals continue to take in response to the pandemic, including stay-in-place directives (including, for instance, quarantine and isolation guidelines and mandates), safety mitigation guidance, as well as the timing, availability and adoption rates of vaccinations, booster shots and other treatments for COVID-19; concerns with or threats of other pandemics, contagious diseases or health epidemics, including the effects of COVID-19; the performance of financial and credit markets; the economic environment for the hospitality industry; operating risks associated with the hotel franchising and management businesses; the Company’s relationships with franchisees and property owners; the impact of war, terrorist activity, political instability or political strife; risks related to the Company’s relationship with Highgate Holdings, Inc. and certain of its affiliates or subsidiaries; the Company’s ability to satisfy obligations and agreements under its outstanding indebtedness, including the payment of principal and interest and compliance with covenants thereunder; risks related to the Company’s ability to obtain financing and the terms of such financing, including access to liquidity and capital as a result of the COVID-19 pandemic; and the Company’s ability to make or pay, plans for, and the timing and amount of any future share repurchases and/or dividends, as well as the risks described in Wyndham Hotels’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent reports filed with the Securities and Exchange Commission. Except as required by law, Wyndham Hotels undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.

SCAN TOVIEW MATERIALS & VOTEWYNDHAM HOTELS & RESORTS , INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342 BRENTWOOD, NY 11717VOTE BY INTERNET — www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 10, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2022 for shares held in the Savings Plan (as defined below). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE — 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 10, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2022 for shares held in the Savings Plan (as defined below). Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it  in  the  postage-paid envelope we  have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:D68450-P66183KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYSignature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD68450-P66183Nominees:01) Stephen P. Holmes02) Geoffrey A. Ballotti03) Myra J. Biblowit04) James E. Buckman05) Bruce B. Churchill06) Mukul V. Deoras07) Ronald L. Nelson08) Pauline D.E. Richards2. To vote on an advisory resolution to approve our executive compensation program.3. To vote on a proposal to ratify the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm forfiscal year 2022.1. Election of Directors ! ! !ForAllWithholdAllFor AllExceptFor Against AbstainFor Against Abstain! ! !! ! !Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.WYNDHAM HOTELS & RESORTS, INC. To withhold authority to vote for any individualnominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below.election of each Director nominee:The Board of Directors recommends you vote FOR Proposal 2.The Board of Directors recommends you vote FOR Proposal 3.NOTE: To transact any other business that may be properly brought before the meeting or any adjournment or postponement of the meeting.WYNDHAM HOTELS & RESORTS , INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONSP.O. BOX 1342BRENTWOOD, NY 11717VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information.Vote by 11:59 p.m. Eastern Time on May 10, 2022 for shares held directly and by 11:59 p.m.Eastern Time on May 6, 2022 for shares held in the Savings Plan (as defined below). Haveyour proxy card in hand when you access the website and follow the instructions to obtainyour records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please follow theinstructions above to vote using the Internet and, when prompted, indicate that you agreeto receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Timeon May 10, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 6, 2022for shares held in the Savings Plan (as defined below). Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and 2021 Annual Report to Stockholders are available at www.proxyvote.com.D68451-P66183WYNDHAM HOTELS & RESORTS, INC.Annual Meeting of Stockholders May 11, 2022 11:30 a.m.This proxy is solicited by the Board of DirectorsThe undersigned hereby appoints Geoffrey A. Ballotti and Paul F.  Cash, and each of them, with power to act without the   other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of Wyndham Hotels & Resorts, Inc. (the “Company”) common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Company’s Annual Meeting of Stockholders to be held on May 11, 2022, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.Wyndham Hotels & Resorts, Inc. Employee Savings Plan Voting InstructionsWhen casting your vote, you are directing the trustee of the Wyndham Hotel Group Employee Savings Plan (the “Savings Plan”) to vote the shares of Company common stock credited to your account under the Savings Plan as of March 18, 2022 (the “Record Date”), in accordance with your instructions and in accordance with the judgment of the trustee upon such other business as may properly come before the meeting and any adjournment or postponement thereof. In addition, you are also affecting the way the trustee will vote shares held in the Savings Plan as of the Record Date that have not been voted by other participants. The trustee will vote these shares in the same proportion as those shares for which timely voting instructions are received.This proxy will be voted as directed by signature on the reverse side, or if no direction is indicated, will be voted in accordance with the recommendation of the Board of Directors specified on the reverse.Continued and to be signed on reverse side